DocuSign Envelope ID: 64F048B1-C9D3-4FCD-B56D-D835079B7AF9

brandywine REALTY TRUST

Tenant: BlackSky Holdings, Inc.
Premises: 2411 Dulles Corner Park, Suite 300

LEASE

THIS LEASE ("Lease") is entered into as of November 20, 2023, between 2411 DULLES CORNER METRO OWNER LLC, a Delaware limited liability company ("Landlord"), and BLACKSKY HOLDINGS, INC., a Delaware corporation ("Tenant").

In consideration of the mutual covenants stated below, and intending to be legally bound, Landlord and Tenant covenant and agree as follows:

1. KEY DEFINED TERMS.

(a) "Abatement Period" means with respect to the first Abatement Period, the period that begins on the Commencement Date and ends on the day immediately prior to the 18-month anniversary of the Commencement Date (the "First Abatement Period," i.e. September 1, 2024 – February 28, 2026), and with respect to the second Abatement Period, the period that begins on the day immediately following the First Abatement Period and ends on the day immediately prior to the 16-month anniversary of the commencement of the second Abatement Period (the "Second Abatement Period," i.e. March 1, 2026 – June 30, 2027); in each case, as more particularly described in the rent schedule contained in Section 1(i) below. During the period that begins on the (y) Commencement Date and ends on the day immediately prior to the 12-month anniversary of the Commencement Date (i.e. September 1, 2024 – August 31, 2025), Fixed Rent and Tenant's Share of increases in Operating Expenses (as defined in Section 5(a)) are abated in full, and (z) 12-month anniversary of the Commencement Date and ends on the day immediately prior to the 18-month anniversary of the Commencement Date (i.e. September 1, 2025 – February 28, 2026), no Fixed Rent is due and payable, but Tenant shall pay to Landlord without regard to the Base Year (as defined in Section 5): (A) Tenant's Share of Operating Expenses as payable per Section 5, and (B) utilities as set forth in Section 6. During the Second Abatement Period (i) 50% of Fixed Rent is abated and Tenant shall pay to Landlord 50% of the Fixed Rent set forth for the Second Abatement Period in the rent schedule contained in Section 1(i) below and as payable per Section 4(a), and (ii) Tenant shall pay to Landlord (A) Tenant's Share of increases in Operating Expenses as payable per Section 5; and (B) utilities as set forth in Section 6.

(b) "Additional Rent" means all rents, costs, and expenses other than Fixed Rent that Tenant is obligated to pay Landlord pursuant to this Lease.

(c) "Broker" means Cresa.

(d) "Building" means the building located at 2411 Dulles Corner Park, Herndon, Virginia, containing approximately 179,115 rentable square feet, as measured using the BOMA Method (hereinafter defined).

(e) "Business Hours" means the hours of 8:00 a.m. to 6:00 p.m. on weekdays, and 9:00 a.m. to 1:00 p.m. on Saturdays, excluding Building holidays.

(f) "Commencement Date" means September 1, 2024; provided, however, the Commencement Date shall be pushed back on a day-for-day basis for each day that Substantial Completion is delayed due to a Landlord Delay (as defined in Exhibit C).

(g) "Common Areas" means, to the extent applicable, the lobby, parking facilities, passenger elevators, rooftop terrace, fitness or health center, plaza and sidewalk areas, multi-tenanted floor restrooms, bike/facility rack, conference center/tenant lounge, Game Room (as defined in Section 8(c)), and other similar areas of unrestricted access at the Project or designated for the benefit of Building tenants,

Office Lease

DocuSign Envelope ID: 64F048B1-C9D3-4FCD-B56D-D835079B7AF9

and the areas on multitenant floors in the Building devoted to corridors, elevator lobbies, and other similar facilities serving the Premises.

(h) "Expiration Date" means the last day of the Term, or such earlier date of termination of this Lease pursuant to the terms hereof.

(i) "Fixed Rent" means fixed rent in the amounts set forth below:

TIME PERIOD	FIXED RENT PER R.S.F.	ANNUALIZED FIXED RENT	MONTHLY INSTALLMENT
9/1/24 – 2/28/26	$0.00*	$0.00*	$0.00*
3/1/26 – 8/31/26	$37.92**	$649,238.04**	$54,103.17**
9/1/26 – 6/30/27	$38.87**	$665,469.00**	$55,455.75**
7/1/27 – 8/31/27	$38.87	$665,469.00	$55,455.75
9/1/27 – 8/31/28	$39.84	$682,105.68	$56,842.14
9/1/28 – 8/31/29	$40.84	$699,158.28	$58,263.19
9/1/29 – 8/31/30	$41.86	$716,637.24	$59,719.77
9/1/30 – 8/31/31	$42.91	$734,553.12	$61,212.76
9/1/31 – 8/31/32	$43.98	$752,916.96	$62,743.08
9/1/32 – 8/31/33	$45.08	$771,739.92	$64,311.66
9/1/33 – 8/31/34	$46.21	$791,033.40	$65,919.45
9/1/34 – 8/31/35	$47.36	$810,809.28	$67,567.44
9/1/35 – 8/31/36	$48.55	$831,079.56	$69,256.63

*Reflects the amount of Fixed Rent due subject to the First Abatement Period

** Reflects the amount of Fixed Rent due subject to the Second Abatement Period

(j) "Initial Term" means the period commencing on the Commencement Date, and ending at 11:59 p.m. on the day immediately prior to the 144-month anniversary of the Commencement Date.

(k) "Laws" means federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the state or commonwealth in which the Premises are located ("State"), and decisions of federal courts applying the laws of the State, including without limitation Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. as now in effect or hereafter amended and all rules and regulations issued thereunder.

(l) "LOC" has the meaning set forth in Section 4 hereof.

(m) "Premises" means the space presently known as Suite 300 in the Building, as shown on Exhibit A attached hereto, which is deemed to contain 17,119 rentable square feet, as determined using the Building Owners and Managers Association 2017 - 4.1 Method A (the "BOMA Method").

(n) "Project" means the Building, together with the parcel of land upon which the Building is located, and all Common Areas.

(o) "Rent" means Fixed Rent and Additional Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then due and owing without regard to any contrary Tenant instructions or requests. Additional Rent shall be paid by Tenant in the same manner as Fixed Rent, without setoff, deduction, or counterclaim.

2

3 (p) “Security Deposit” means $108,206.34. (q) “Tenant’s NAICS Code” means Tenant’s 6-digit North American Industry Classification number under the North American Industry Classification System as promulgated by the Executive Office of the President, Office of Management and Budget, which is 541715. [http://www.naics.com/search/] (r) “Term” means the Initial Term together with any extension of the term of this Lease agreed to by the parties in writing. 2. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term subject to the terms and conditions of this Lease. Tenant accepts the Premises in their “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition. Landlord represents to Tenant that, to Landlord’s actual knowledge without independent investigation or inquiry, as of the date of execution of this Lease: (i) the third (3rd) floor Common Areas are in compliance with Laws; and (ii) Landlord has received no notice that the Building or the Premises are in violation of Law. Upon full execution and delivery of this Lease, Landlord shall deliver possession of the Premises to Tenant for Tenant’s completion of the Leasehold Improvements (as defined in and pursuant to Exhibit C). Notwithstanding anything to the contrary contained in this Lease, including, but not limited to, Exhibit C, Tenant acknowledges and agrees that (a) Landlord will not deliver possession of the Premises to Tenant until January 1, 2024, and (b) Tenant may not commence performance of the Leasehold Improvements until on or after January 1, 2024. 3. TERM. The Term shall commence on the Commencement Date. The terms and provisions of this Lease are binding on the parties upon Tenant’s and Landlord’s execution of this Lease notwithstanding a later Commencement Date for the Term. Provided Tenant furnishes Landlord with a certificate of insurance as required by Section 12 below, Tenant shall have the right to occupy the Premises commencing July 1, 2024 and without acceleration of the Commencement Date, in which case all terms and conditions of this Lease shall be effective except that Tenant shall have no obligation to pay Rent until the Commencement Date, subject to the provisions of this Lease. The rentable area of the Premises and the Building on the Commencement Date shall be deemed to be as stated in Section 1. By the Confirmation of Lease Term substantially in the form of Exhibit B attached hereto (“COLT”), Landlord shall notify Tenant of the Commencement Date and all other matters stated therein. The COLT shall be conclusive and binding on Tenant as to all matters set forth therein unless, within 10 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant’s objections. 4. FIXED RENT; SECURITY DEPOSIT; LATE FEE; LETTER OF CREDIT. (a) Tenant covenants and agrees to pay to Landlord during the Term, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent in the amounts set forth in Section 1. The Monthly Installment of Fixed Rent (commencing after the First Abatement Period) shall be payable to Landlord in advance on or before the first day of each month of the Term. All Rent payments shall be made by electronic funds transfer as follows (or as otherwise directed in writing by Landlord to Tenant at least 30 days in advance from time to time): (i) ACH debit of funds, provided Tenant shall first complete Landlord’s then- current forms authorizing Landlord to automatically debit Tenant’s bank account; or (ii) ACH credit of immediately available funds to an account designated by Landlord. “ACH” means Automated Clearing House network or similar system designated by Landlord. All Rent payments shall include the Building number and the Lease number, which numbers will be provided to Tenant in the COLT. (b) Contemporaneously with Tenant’s execution and delivery of this Lease, Tenant

4 shall pay to Landlord: (i) the monthly Fixed Rent for the first full calendar month of the Term after the Abatement Period; and (ii) cash in the amount of the Security Deposit. Within sixty (60) days after the execution of this Lease, Tenant shall deliver to Landlord the LOC (as defined below) to replace the cash Security Deposit, and within two (2) business days after Tenant’s delivery of the LOC to Landlord, Landlord shall wire the cash Security Deposit back to Tenant per Tenant’s wiring instructions. No interest shall be paid to Tenant on the Security Deposit, and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord. If Tenant commits an Event of Default (as defined in Section 17), Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent necessary for the payment of: (A) any rent or other sums that Tenant has not paid when due; (B) any sum expended by Landlord in accordance with the provisions of this Lease which is Tenant’s responsibility to pay; and/or (C) any sum that Landlord expends or is required to expend in connection with such Event of Default. Landlord’s use of the Security Deposit shall not prevent Landlord from exercising any other remedy available to Landlord under this Lease, at law or in equity and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied, or retained by Landlord, Tenant shall, within 10 days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and if Tenant fails to do so an Event of Default shall be deemed to have occurred. Landlord shall return the Security Deposit or the balance thereof (as applicable) to Tenant within one (1) month after the latest of the Expiration Date, Tenant’s surrender of possession of the Premises to Landlord in the condition required under this Lease, Tenant’s payment of all outstanding Rent, and Landlord’s receipt of written notice from Tenant of its forwarding address. Upon the return of the Security Deposit or the balance thereof (as applicable) to Tenant, Landlord shall be completely relieved of liability with respect to the Security Deposit. If the originally named Tenant has assigned this Lease, Landlord may return the Security Deposit or the balance thereof (as applicable) to the current Tenant unless Landlord receives reasonably satisfactory evidence of the originally named Tenant’s right to receive the Security Deposit. If Landlord conveys ownership of the Building, Landlord shall deliver the Security Deposit to the transferee, and Landlord shall thereupon be released from all liability for the return of such Security Deposit and Tenant shall look solely to the transferee for the return of the Security Deposit. (c) If Landlord does not receive the full payment from Tenant of any Rent when due under this Lease (without regard to any notice and/or cure period to which Tenant might be entitled), Tenant shall also pay to Landlord as Additional Rent a late fee in the amount of 5% of such overdue amount. Notwithstanding the foregoing, upon Tenant’s written request, Landlord shall waive the above-referenced late fee 2 times during any 12 consecutive months of the Term provided Tenant makes the required payment within 3 business days after receipt of notice of such late payment. With respect to any Rent payment (whether it be by check, ACH/wire, or other method) that is returned unpaid for any reason, Landlord shall have the right to assess a fee to Tenant as Additional Rent, which fee is currently $40.00 per returned payment. (d) As a condition precedent to the effectiveness of this Lease and as a guaranty of the prompt and complete performance by Tenant of each and every provision of this Lease and all obligations of Tenant hereunder, monetary and nonmonetary, Tenant shall deliver to Landlord, contemporaneously with its execution and delivery of this Lease, an irrevocable, automatically renewing, clean, and unconditional standby letter of credit issued by LOC Bank (as defined below) in the face amount of $108,206.34 (“LOC Amount”), which shall be substantially in the form attached as Exhibit G or otherwise in form acceptable to Landlord (“LOC”). The LOC shall be, among other things, subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590, and irrevocable and unconditional, conditioned for payment solely upon presentation of the LOC and a sight draft. The LOC shall provide, inter alia, as follows: (i) the LOC shall be automatically renewing for the duration of the Term plus the subsequent 2 months with a minimum of 2 months’ prior written notice from LOC Bank to Landlord to exercise an early termination right by LOC Bank; (ii) the LOC shall be fully transferrable one

5 or more times to any successor or assignee of Landlord at no cost to Landlord and no cost to any such successor or assignee of Landlord; (iii) any draw or transfer of the LOC shall be permitted by facsimile or nationally recognized courier service to LOC Bank and shall not require a representative of Landlord to be present at such presentation or delivery to LOC Bank; (iv) any draws or transfers of the LOC shall only require signature by an authorized representative of Landlord; and (v) in no event shall any draw or transfer demand require a signature authentication of Landlord’s signatory by Landlord’s bank or any other authenticating organization. Notwithstanding the foregoing requirements with respect to the LOC, any fee required to be paid in connection with any transfer of the LOC by Landlord to any successor or assignee shall be paid by Tenant within 30 days after receipt of invoice from Landlord. The LOC is not a security deposit and is in lieu of a guaranty. Tenant acknowledges and agrees that the LOC shall constitute an independent contract between the LOC Bank and Landlord, and the proceeds of any draws by Landlord under the LOC shall not constitute property of Tenant as debtor in any bankruptcy proceeding. The proceeds of the LOC shall be held or applied by Landlord in its sole discretion, and the receipt by Landlord of proceeds of the LOC under one or more draws hereunder shall not relieve Tenant of any obligations to make installment or other payments of Rent under this Lease, or otherwise discharge or release or relieve Tenant of compliance or performance of any terms and conditions under this Lease. If Landlord draws on the LOC, the proceeds may be used to compensate Landlord for its damages, including without limitation damages permitted under applicable Law, and Landlord shall have the right to hold any balance from the draw as part of the Security Deposit, in which event the Security Deposit shall be deemed increased by such amount. The delivery of the LOC and/or exercise by Landlord of its rights under such LOC shall not constitute liquidated damages or otherwise release, waive, or estop Landlord from asserting any and all claims, or exercising any and all rights and remedies Landlord has or may have with the passage of time under this Lease and applicable Law. The LOC shall expressly provide that Landlord (and/or its successors and assigns) is entitled to make one or more draws from time to time under the LOC, in whole or in part, and Landlord may use, apply, or retain the proceeds of the LOC upon the occurrence of any of the following: (A) Tenant has failed to comply with or perform under any of the terms and conditions of this Lease; (B) a petition has been filed by or against Tenant commencing a case under Title 11 of the United States Code or other state or federal bankruptcy or insolvency laws, as amended or reenacted with the passage of time; (C) Tenant has failed to provide a replacement LOC, in form and substance acceptable to Landlord, at least 30 days prior to the expiration of the existing LOC; or (D) Tenant has failed to cause the delivery to Landlord of an amendment to the LOC, in form and substance acceptable to Landlord, extending the LOC for the duration of the Term plus the subsequent 2 months. Tenant shall procure the issuance of a replacement or amended LOC in the LOC Amount concurrently with any assignment of this Lease by Tenant, or the vesting of this Lease in Tenant as a reorganized debtor or other successor emerging from bankruptcy, so as to assure the continued ability of Landlord to draw under the LOC as contemplated herein. Notwithstanding anything to the contrary in this Lease, it shall be an automatic Event of Default if at any time during the Term there is no valid LOC. The use of the LOC by Landlord shall not prevent Landlord from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. Landlord shall return the LOC to the issuer thereof within 60 days after the later of the Expiration Date, Tenant’s surrender of possession of the Premises to Landlord in the condition required under this Lease, and Tenant’s payment of all outstanding Rent. If the LOC is drawn on by Landlord, Tenant shall, within 10 days after the written demand therefor is made by Landlord, restore the LOC to the LOC Amount. If Landlord has reason to believe that the LOC Bank or any successor to such institution, including the FDIC, would not fully honor such LOC, Landlord may require Tenant to replace the LOC with a new LOC issued by a new LOC Bank within 5 business days after receipt of a written request from Landlord to replace the LOC. Tenant’s failure to do so timely shall, notwithstanding anything else in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than such 5 business-day period. For purposes herein, the “LOC Bank” means a bank or financial institution: (a) the deposits of which are insured by the Federal Deposit Insurance Corporation; (b) whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least 2 of Fitch Ratings Ltd., Moody’s Investors

6 Service, Inc. and Standard & Poor’s Ratings Services or their respective successors (“Rating Agencies”); (c) which has a short term deposit rating in the highest category from at least 2 Rating Agencies; (d) which has offices that accept deliveries by facsimile or nationally recognized courier service; and (e) is otherwise acceptable to Landlord in Landlord’s sole discretion and continues to be acceptable to Landlord for the duration of the Term plus the subsequent 2 months. 5. OPERATING EXPENSES. (a) Certain Definitions. (i) “Base Year” means calendar year 2025. (ii) “Operating Expenses” means collectively Project Electricity Costs, Project Expenses, and Taxes. (iii) “Project Electricity Costs” means all electricity costs related to the maintenance, operation, and repair of the Project, excluding the costs of electricity directly metered or submetered to Building tenants and paid separately by such tenants. (iv) “Project Expenses” means all costs and expenses paid, incurred, or accrued by Landlord in connection with the maintenance, operation, repair, and replacement of the Project including: a management fee equal to 3% of gross rents and revenues from the Project, which shall be calculated as if Landlord were not providing any tenant of the Building with any rental abatement; all costs associated with the removal of snow and ice from the Project; property management office rent; conference room and fitness center costs; security measures; all costs associated with janitorial services, trash and garbage removal, recycling, cleaning, and sanitizing the Building; Project Utility Costs (as defined in Section 6 below); capital expenditures, repairs, and replacements in order to comply with Laws enacted after the Commencement Date or intended to achieve savings in Operating Expenses, but only to the extent of the amortized costs of such capital item over the useful life of the improvement as reasonably determined by Landlord in accordance with generally accepted accounting principles or, if greater, the actual savings created by such capital item for each year of the Term; valet, concierge, and card-access parking system costs; all insurance premiums and commercially reasonable deductibles paid or payable by Landlord with respect to the Project; and the cost of providing those services required to be furnished by Landlord under this Lease. Notwithstanding the foregoing, “Project Expenses” shall not include any of the following: (A) repairs or other work occasioned by fire, windstorm, or other insured casualty or by the exercise of the right of eminent domain to the extent Landlord actually receives insurance proceeds or condemnation awards therefor (or would have received such proceeds had it maintained the insurance Landlord is required to carry hereunder); (B) leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof; (C) costs incurred by Landlord in connection with the original construction of the Building and related facilities; (D) costs for the solicitation and execution of leases, including costs incurred in renovating or otherwise improving or decorating, painting, or redecorating leased or vacant space for other tenants or other occupants; (E) interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent; (F) legal, accounting, and other expenses related to Landlord’s financing, refinancing, mortgaging, or selling the Building or the Project; (G) cost of any political, charitable, or civic contribution or donation; (H) reserves for repairs, maintenance, and replacements; (I) Taxes; (J) cost of utilities directly metered or submetered to Building tenants and paid separately by such tenants; (K) the portion of any wages, salaries, fees, or fringe benefits paid to personnel above the level of regional property manager, not related directly to the operation, management, or repair of the Project; (L) costs of services provided to other tenants of the

7 Building to which Tenant is not entitled (including costs specially billed to and paid by specific tenants); (M) ground rents or rentals payable by Landlord pursuant to any over-lease; (N) costs to correct any penalty or fine incurred by Landlord due to Landlord’s violation of any Laws; (O) the cost of sculptures, paintings and other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building; (P) costs incurred to remediate Hazardous Material from the Property; leasing and/or brokerage commissions, advertising expenses, tenant improvements or other costs directly related to the leasing of the Premises; (Q) costs representing an amount paid to an affiliate of Landlord (exclusive of any management fee permitted under the Operating Expense inclusions) to the extent in excess of market rates for comparable services if rendered by unrelated third parties; (R) costs of repair necessitated by Landlord’s negligence or willful misconduct; (S) ground rents or rentals payable by Landlord pursuant to any over-lease; (T) costs of selling the Project or any portion thereof or interest therein; or (U) capital expenditures, except as specifically provided in this Section. (v) “Taxes” means all taxes, assessments, and other governmental charges, whether general or special, ordinary or extraordinary, foreseen or unforeseen, including real estate taxes, sales taxes, and gross receipt taxes, that are levied or assessed against, or with respect to the ownership of, all or any portion of the Project during the Term or, if levied or assessed prior to the Term, are properly allocable to the Term, business property operating license charges, and real estate tax appeal expenditures incurred by Landlord. “Taxes” shall not include: (i) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord; or (ii) any transfer tax or recording charge resulting from a transfer of the Building or the Project, or (iii) any penalties imposed on landlord for failure to timely pay Taxes; provided, however, if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered such that in lieu of or as a substitute in whole or in part for any Taxes now levied, assessed, or imposed on real estate there shall be levied, assessed, or imposed: (A) a tax on the rents received from such real estate; or (B) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof; or (C) a tax or license fee imposed upon the Premises or any portion thereof, then the same shall be included in Taxes. Tenant may not file or participate in any Tax appeals for any tax lot in the Project. Further, “Taxes” shall not include any sales, use, use and occupancy, transaction privilege, or other excise tax that may at any time be levied or imposed upon Tenant, or measured by any amount payable by Tenant under this Lease (collectively, “Other Taxes”). Tenant shall pay all Other Taxes monthly or otherwise when due; if applicable Law requires Landlord to collect any Other Taxes, such Other Taxes shall be payable to Landlord as Additional Rent. (vi) “Tenant’s Share” means the rentable square footage of the Premises divided by the rentable square footage of the Building on the date of calculation, which on the date of this Lease is stipulated to be 9.56%. Tenant’s Share shall not increase during the Initial Term unless Tenant expands the Premises or leases additional space in the Building. (b) Commencing on September 1, 2025 (subject to Section 1(a)) and continuing thereafter during the Term, Tenant shall pay to Landlord in advance on a monthly basis on or before the first day of each month of the Term, payable pursuant to Section 5(c) below, Tenant’s Share of: (i) Project Electricity Costs to the extent Project Electricity Costs exceed Project Electricity Costs for the Base Year; (ii) Project Expenses to the extent Project Expenses exceed Project Expenses for the Base Year; and (iii) Taxes to the extent Taxes exceed Taxes for the Base Year. If the Building is operated as part of a complex of buildings or in conjunction with other buildings or parcels of land, then Landlord may prorate the common expenses and costs with respect to each such building or parcel of land in such manner as Landlord, in its sole but reasonable judgment, shall determine. Landlord shall calculate Operating Expenses using generally accepted accounting principles, and may allocate certain categories of Operating Expenses to the applicable tenants on a commercially reasonable basis, for example based on the type of use.

8 (c) For each calendar year (or portion thereof) for which Tenant has an obligation to pay any Operating Expenses, Landlord shall send to Tenant a statement of the monthly amount of projected Operating Expenses due from Tenant for such calendar year (“Estimated Operating Expenses”), and Tenant shall pay to Landlord such monthly amount of Estimated Operating Expenses as provided in Section 5(b), in advance on a monthly basis on or before the first day of each month of the Term without further notice or demand, until Tenant’s receipt of the succeeding statement of Estimated Operating Expenses. As soon as administratively available (but in any event within 120 days after each calendar year or, at Landlord’s option, after a sale of the Project), Landlord shall send to Tenant a reconciliation statement of the actual Operating Expenses for the prior calendar year (“Reconciliation Statement”); provided, however, if Landlord does not provide such statements within such period, Landlord shall not have been deemed to waive its right to collect any amounts as Additional Rent unless Landlord fails to provide such statement within 18 months after the end of the applicable calendar year; provided, further, Landlord does not waive its right to deliver a corrected statement beyond such date should Landlord discover any errors. If the amount actually paid by Tenant as Estimated Operating Expenses exceeds the amount due per the Reconciliation Statement, Tenant shall receive a credit in an amount equal to the overpayment, which credit shall be applied towards future Rent until fully credited. If the credit exceeds the aggregate future Rent owed by Tenant, and there is no uncured default, Landlord shall pay the excess amount to Tenant within 30 days after delivery of the Reconciliation Statement. If Landlord has undercharged Tenant, then Landlord shall either send Tenant an invoice setting forth the additional amount due or indicate the amount due as part of the Reconciliation Statement, which amount shall be paid in full by Tenant within 30 days after receipt of such invoice. Tenant’s obligations under this Section shall survive the Expiration Date. (d) If, during the Term (including during the Base Year), less than 100% of the rentable area of the Building is or was occupied by tenants, Operating Expenses shall be deemed for such year to be an amount equal to the costs that would have been incurred had the occupancy of the Building been at least 100% throughout such year, as reasonably determined by Landlord and taking into account that certain expenses fluctuate with the Building’s occupancy level and certain expenses do not so fluctuate. In addition, if Landlord is not obligated or otherwise does not offer to furnish an item or a service to a particular tenant or portion of the Building (for example, if a tenant separately contracts with an office cleaning firm to clean such tenant’s premises) and the cost of such item or service would otherwise be included in Operating Expenses, Landlord shall equitably adjust Operating Expenses so the cost of the item or service is shared only by tenants actually receiving such item or service. All payment calculations under this Section shall be prorated for any partial calendar years during the Term and all calculations shall be based upon Operating Expenses as grossed-up in accordance with the terms of this Lease. If a category of expense is first included in Operating Expenses after the Base Year and such category of expense is not in substitution for a category of expense that was included during the Base Year, then for purposes of calculating Tenant’s liability for increases in Operating Expenses, Operating Expenses for the Base Year shall be increased to include the annualized cost of the new category of expense during the first year in which it was provided. (e) If Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by an independent contractor of Landlord, Landlord’s property manager, or a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager (each, a “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then at Landlord’s direction Tenant shall pay the charge for such service either to Landlord for further payment to the Service Provider or directly to the Service Provider and, in either case: (i) Landlord shall credit such payment against any charge for such service made by Landlord to Tenant under this Lease; and (ii) Tenant’s payment of the Service Provider shall not relieve Landlord from any obligation under this Lease concerning the provisions of such services.

9 (f) Provided there is no outstanding monetary Event of Default by Tenant under this Lease, Tenant shall have the right, at its sole cost and expense, to cause Landlord’s records related to a Reconciliation Statement to be audited provided: (i) Tenant provides notice of its intent to audit such Reconciliation Statement within two (2) months after receipt of the Reconciliation Statement; (ii) the audit is performed by a certified public accountant that has not been retained on a contingency basis or other basis where its compensation relates to the cost savings of Tenant; (iii) any such audit may not occur more frequently than once during each 12-month period of the Term, nor apply to any year prior to the year of the then-current Reconciliation Statement being reviewed; (iv) the Base Year may be included in the audit only in the first (1st) year following the Base Year; (v) the audit is completed within two (2) months after the date that Landlord makes all of the necessary and applicable records available to Tenant or Tenant’s auditor; (vi) the contents of Landlord’s records shall be kept confidential by Tenant, its auditor, and its other professional advisors, other than as required by applicable Law, and if requested by Landlord, Tenant and its auditor shall execute Landlord’s standard confidentiality agreement as a condition to Tenant’s audit rights under this paragraph; and (vii) if Tenant’s auditor determines that an overpayment is due Tenant, Tenant’s auditor shall produce a detailed report addressed to both Landlord and Tenant, which report shall be delivered within 15 days after Tenant’s auditor’s completion of the audit, and then the parties shall use good faith efforts to resolve the dispute. During completion of Tenant’s audit, Tenant shall nonetheless timely pay all of Tenant’s Share of Operating Expenses without setoff or deduction. Within 30 days after resolution of the dispute, Landlord shall pay or credit to Tenant, or Tenant shall pay to Landlord, as the case may be, all unpaid Operating Expenses due and owing. If, by agreement or as a result of a final judicial determination, it is determined Tenant was overcharged by more than 5%, Landlord shall reimburse Tenant within 30 days after receipt of an invoice with reasonable supporting documentation for the actual, reasonable, third-party hourly costs of Tenant’s audit (including reasonable legal and accounting costs), but in no event shall such amount exceed $5,000.00. (g) For purposes of calculating Tenant’s Share of any increases in Controllable Project Expenses (as defined below) as compared against the Base Year and provided there is no outstanding Event of Default, the total Controllable Project Expenses for each year subsequent to the Base Year shall not exceed the applicable Cap Amount (as defined below) for the applicable subsequent year. “Cap Amount” for each subsequent year shall be equal to the Controllable Project Expenses for the Base Year, increased on a compounded basis by 6% annually (that is, the Cap Amount for the first subsequent year shall be equal to 1.06 multiplied by the Base Year Controllable Project Expenses, the Cap Amount for the second subsequent year shall be equal to (1.06 x 1.06) multiplied by the Base Year Controllable Project Expenses and so on, throughout the Term). The cap on Controllable Project Expenses set forth herein shall also be calculated on a cumulative basis so that if in any year subsequent to the Base Year, the Controllable Project Expenses exceed the applicable Cap Amount (“Deferred Amount”), the Deferred Amount(s) shall be carried over to the following year(s) and will be charged to Tenant in the following year(s) to the extent Controllable Project Expenses are less than the Cap Amount for the year(s) in question. “Controllable Project Expenses” means all Project Expenses that are within the reasonable control of Landlord, such as routine common area maintenance and contracted landscaping, but specifically excluding utility costs, Taxes, snow and ice removal, insurance, costs resulting from a Force Majeure Event, wage increases due to collective bargaining agreements and/or increases in the minimum wage, management fees (which percentage is capped pursuant to Section 5(a)), and costs resulting from a change in Law occurring after the date of this Lease. 6. UTILITIES. (a) Commencing on September 1, 2025 (subject to Section 1(a)) and continuing throughout the Term, Tenant shall pay Landlord without setoff, deduction, or counterclaim for Tenant’s Share of increases in Project Utility Costs and Project Electricity Costs as part of Operating Expenses

10 pursuant to Section 5. “Project Utility Costs” means the total cost for all utilities serving the Project, excluding Project Electricity Costs and the costs of utilities that are directly metered or submetered to Building tenants or paid separately by such tenants. The cost of utilities payable by Tenant under this Section shall include all charges and surcharges, applicable taxes, and Landlord’s then-current charges for reading the applicable meters. Tenant shall pay such rates as Landlord may establish from time to time, which shall not be in excess of any applicable rates chargeable by Law, or in excess of the general service rate or other such rate that would apply to Tenant’s use if charged by the utility or municipality serving the Building or general area in which the Building is located. Tenant shall at all times comply with the rules, regulations, terms, policies, and conditions applicable to the service, equipment, wiring, and requirements of the utility supplying electricity to the Building. (b) For any separately metered utilities, Landlord is hereby authorized to request and obtain, on behalf of Tenant, Tenant’s utility consumption data from the applicable utility provider for informational purposes and to enable Landlord to obtain full building Energy Star scoring for the Building. Landlord shall have the right, upon reasonable prior notice (which may be oral) to Tenant (except in the event of an emergency when no notice shall be required), to shut down the Building systems (including electricity and HVAC systems) for required maintenance, safety inspections, or any other commercially reasonable purpose, including without limitation in cases of emergency. Landlord shall not be liable for any interruption in providing any utility that Landlord is obligated to provide under this Lease, unless such interruption or delay: (i) renders the Premises or any material portion thereof untenantable for the normal conduct of Tenant’s business at the Premises, and Tenant has ceased using such untenantable portion, provided Tenant shall first endeavor to use any generator that serves the Premises or of which Tenant has the beneficial use; (ii) results from Landlord’s negligence or willful misconduct; and (iii) extends for a period longer than 5 consecutive days, in which case, Tenant’s obligation to pay Fixed Rent shall be abated with respect to the untenantable portion of the Premises that Tenant has ceased using for the period beginning on the 6th consecutive day after such conditions are met and ending on the earlier of: (A) the date Tenant recommences using the Premises or the applicable portion thereof; or (B) the date on which the service(s) is substantially restored. The rental abatement described above shall be Tenant’s sole remedy in the event of a utility interruption, and Tenant hereby waives any other rights against Landlord in connection therewith. Landlord shall have the right to change the utility providers to the Project at any time. In the event of a casualty or condemnation affecting the Building and/or the Premises, the terms of Sections 14 and 15, respectively, shall control over the provisions of this Section. (c) If Landlord reasonably determines that: (i) Tenant exceeds the design conditions for the heating, ventilation, and air conditioning (“HVAC”) system serving the Premises, introduces into the Premises equipment that overloads such system, or causes such system to not adequately perform its proper functions; or (ii) the heavy concentration of personnel, motors, machines, or equipment used in the Premises, including telephone and computer equipment, or any other condition in the Premises caused by Tenant (for example, more than one shift per day or 24-hour use of the Premises), adversely affects the temperature or humidity otherwise maintained by such system, then Landlord shall notify Tenant in writing and Tenant shall have 20 days to remedy the situation to Landlord’s reasonable satisfaction. If Tenant fails to timely remedy the situation to Landlord’s reasonable satisfaction, Landlord shall have the right to install one or more supplemental air conditioning units in the Premises with the cost thereof, including the cost of installation, operation and maintenance, being payable by Tenant to Landlord within 30 days after Landlord’s written demand. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system serving the Premises without Landlord’s express prior written consent. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord (including a system for Landlord’s engineer reasonably to estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s reasonable charges for installing and operating such system and any supplementary air conditioning, ventilation, heat, electrical, or other systems or

11 equipment (or adjustments or modifications to the existing Building systems and equipment), and Landlord’s reasonable charges for such amount of excess services or utilities used by Tenant. All Tenant’s Supplemental HVAC (as defined in Section 11(a) below) shall be separately metered to the Premises at Tenant’s cost, and Tenant shall be solely responsible for all electricity registered by, and the maintenance and replacement of, such meters. Landlord has no obligation to keep cool any of Tenant’s information technology equipment that is placed together in one room, on a rack, or in any similar manner (“IT Equipment”), and Tenant waives any claim against Landlord in connection with Tenant’s IT Equipment. Landlord shall have the option to require that the computer room and/or information technology closet in the Premises shall be separately submetered at Tenant’s expense, and Tenant shall pay Landlord for all electricity registered in such submeter. Within one (1) month after written request, Tenant shall provide to Landlord electrical load information reasonably requested by Landlord with respect to any computer room and/or information technology closet in the Premises. 7. LANDLORD SERVICES. (a) Subject to Section 5 and Section 6, Landlord shall provide the following to the Premises during the Term, all in a manner commensurate with that of owners of other first-class office buildings in the Herndon area: (i) HVAC service in the respective seasons during Business Hours; provided HVAC service to the Premises on Saturdays will be provided only upon Tenant’s prior request to Landlord received no later than noon on the preceding business day; (ii) electricity (a minimum of five and one-half (5.5) watts per rentable square foot, excluding Building standard HVAC service and lighting) for lighting and standard office equipment for comparable buildings in the market in which the Project is located; (iii) water, sewer, and, to the extent applicable to the Building, gas, oil, and steam service; (iv) replacement of bulbs, tubes and ballasts in all building standard light fixtures; (v) interior and exterior window cleaning; and (vi) cleaning services meeting the minimum specifications set forth in Exhibit D attached hereto. Landlord will allow an employee to space ratio of 1:150 rentable square feet leased; provided, however, if Tenant’s density occupancy triggers additional improvements to restrooms and/or the HVAC system, then Tenant shall be responsible for the cost of such improvements. Tenant, at Tenant’s expense, shall make arrangements with the applicable utility companies and public bodies to provide, in Tenant’s name, telephone, cable, and any other utility service not provided by Landlord that Tenant desires at the Premises. (b) Landlord shall not be obligated to furnish any services, supplies, or utilities other than as set forth in this Lease; provided, however, upon Tenant’s prior request sent in accordance with Section 25(p) below, Landlord may furnish additional services, supplies, or utilities, in which case Tenant shall pay to Landlord, within 30 days after demand, Landlord’s then-current charge for such additional services, supplies, or utilities, or Tenant’s pro rata share thereof, if applicable, as reasonably determined by Landlord. Landlord’s current rate for HVAC service outside of Business Hours requested with at least 24 hours’ prior notice (or by noon for weekend service) is $55.00 per hour, per zone, with a 2-hour minimum if the service does not commence immediately following the end of a day’s Business Hours. (c) On the Commencement Date, Landlord shall deliver the following in good working order: (i) base Building structural systems and exterior; (ii) the roof system; (iii) all mechanical, HVAC, plumbing (water and sewage), life/fire/safety, and electrical systems which are connected to, providing services to, or part of the Premises; and (iv) all Common Area elevators. (d) (i) At Tenant’s sole cost and expense and provided there is no Event of Default, Tenant (but not any subtenant) shall have nonexclusive access during the Term to Tenant’s Share of the area of the roof of the Building designated by Landlord as specified for antennas, in designated areas mutually agreed upon for the purpose of installation of Tenant’s communication equipment, supplemental HVAC units and/or satellite dishes (collectively, including any and all special cabling associated therewith, the “Roof Equipment”) provided: (A) the Roof Equipment does not impact Landlord’s roof warranty; (B)

12 the Roof Equipment complies with all applicable Laws; (C) Tenant obtains Landlord’s prior written consent thereto, including without limitation approval of (1) the placement of the Roof Equipment, (2) any roof penetrations, (3) an elevation or representational drawing of what the Roof Equipment will look like when mounted to the roof of the Building, and (4) a specific scope of work from Tenant’s contractor; (D) Landlord shall have the right, at any time and from time to time, to require Tenant to relocate the Roof Equipment to another location specified by Landlord; and (E) Tenant removes the Roof Equipment and restores the roof to its original condition prior to the Surrender Date. If Landlord determines it to be reasonably necessary, Landlord shall have the right to require, at Tenant’s expense, that a structural engineering report be prepared prior to Landlord’s approval of any proposed Roof Equipment. If not then adequately screened, Tenant shall, at Tenant’s expense, screen the Roof Equipment on all sides, which screening shall be subject to Landlord’s prior reasonable approval including, without limitation, the materials and appearance of the screening. The Roof Equipment is deemed Tenant’s Property and shall be for the sole benefit of Tenant, relate specifically to Tenant’s use of the Premises, and not be used as a switching station, amplification station, or by other tenants or third parties. Tenant is solely responsible for all costs associated with the installation, maintenance, and removal of the Roof Equipment. (ii) Tenant shall make a request for approval of the Roof Equipment by submission of specific plans and specifications for the work to be performed. Landlord shall respond in writing within 10 business days after receipt of the same, advising Tenant of approved contractors and those portions of the work that are acceptable and disapproving those portions of the work that are, in Landlord’s judgment, reasonably exercised, unacceptable and with respect to the plans, specifically detailing the nature of Landlord’s objection. Landlord shall have the right to separately meter the Roof Equipment for electricity or to cause Tenant to separately meter the Roof Equipment for electricity, in either case, at Tenant’s expense, and, in such case, Tenant shall pay as Additional Rent the electricity charges for the Roof Equipment directly to Landlord or to the electricity provider, as Landlord shall reasonably determine. Tenant shall pay to Landlord within 30 days after Landlord sends Tenant an invoice therefor, all reasonable costs actually incurred by Landlord in connection with Landlord’s review and inspection of Tenant’s plans for the Roof Equipment and the installation thereof. (iii) Tenant shall be responsible for procuring all licenses and permits that may be required for the installation, use, or operation of the Roof Equipment, and Landlord makes no warranties or representations as to the permissibility or the permittability of the Roof Equipment under any applicable Law. Prior to installing the Roof Equipment, Tenant will deliver to Landlord reasonable evidence of Tenant’s having obtained all consents or approvals required by any applicable Laws. (iv) Tenant shall be solely responsible for all damages caused by the Roof Equipment, the removal of the Roof Equipment, and the restoration of the roof prior to the Surrender Date, unless directed in writing by Landlord otherwise. Tenant shall protect, defend, indemnify, and hold harmless Landlord and all Landlord Indemnitees from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses, and costs (including, without limitation, sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees and court costs) arising out of or from or related to the construction, installation, maintenance, use, or removal of the Roof Equipment. The Additional Insureds shall be named as additional insureds on all Tenant insurance relating to the Roof Equipment. All installation, repair, replacement, and modification of the Roof Equipment shall be coordinated with Landlord, use only contractors approved in writing by Landlord, and be in accordance with all applicable Laws and Landlord’s construction rules and regulations for the Building. Tenant shall: (A) construct and maintain the Roof Equipment in good working order and construct, maintain and operate the Roof Equipment in compliance with all applicable Laws; (B) install, utilize and operate the Roof Equipment in accordance with the specifications reasonably approved by Landlord as provided above and any governmental authorities that approved its installation; (C) construct the Roof Equipment in accordance with all Building rules and regulations and any other reasonable regulations promulgated by Landlord

DocuSign Envelope ID: 64F048B1-C9D3-4FCD-B56D-D835079B7AF9

pertaining to construction in or on the Building by third-party contractors; and (D) physically label or otherwise mark all of Tenant's cables for easy identification by Landlord.

(v) Landlord has advised Tenant that other parties (including, without limitation, other tenants of the Building) have certain rights to erect communications systems on the roof of the Building. Landlord shall have the right for itself and to permit other parties (including, without limitation, current and future tenants) to use portions of the roof for communications equipment or for any other use so long as such use does not unreasonably interfere with Tenant's use. Landlord, at no expense to Landlord, shall make commercially reasonably efforts to minimize interference (but Landlord does not guaranty that there will not be any interference) with Tenant's use of its Roof Equipment by other tenants' equipment on the roof of the Building. Tenant covenants that it will not use its Roof Equipment in a manner that will interfere with Landlord's and/or any other party's (including, without limitation, any current or future tenant's) use of the roof of the Building for communications equipment or for any other use as such use exists on the day on which Tenant begins to operate its Roof Equipment.

(vi) Tenant acknowledges that Landlord might decide, from time to time, to repair or replace the roof of the Building ("Roof Repairs"). If Landlord elects to make Roof Repairs, Tenant shall, upon Landlord's request, temporarily remove its Roof Equipment so that the Roof Repairs may be accomplished. If Tenant fails to so temporarily remove its Roof Equipment, the cost of removing and reinstalling the Roof Equipment shall be paid by Tenant as Additional Rent within 30 days after receipt of an invoice therefor. Landlord shall not be liable to Tenant for any damages, lost profits, or other costs or expenses incurred by Tenant as the result of the Roof Repairs.

(vii) Landlord will not charge Tenant rent for the space occupied by the Roof Equipment throughout the Term. Tenant will pay Landlord, as Additional Rent within 30 days after receipt of an invoice therefor, for all expenses incurred by Landlord arising from any damage caused to the Building in connection with the installation, maintenance, operation, or removal of the Roof Equipment and all special cabling associated therewith.

8. USE; SIGNS; PARKING; COMMON AREAS.

(a) Tenant shall use the Premises for general office and administrative use (nonmedical) befitting a class A office building and storage incidental thereto, and for no other purpose ("Permitted Use"). Tenant's use of the Premises for the Permitted Use shall be subject to all applicable Laws, and to all reasonable requirements of the insurers of the Building. Tenant represents and warrants to Landlord, for informational purposes only, that Tenant's current NAICS Code is set forth in Section 1 hereof, provided the foregoing shall not be construed in any manner as a restriction on the Permitted Use.

(b) (i) Landlord shall provide Tenant with Building-standard signage on or next to the suite entry door to the Premises and Building-standard identification signage on any Building lobby directories, the costs of which shall be paid for by Landlord for the originally named Tenant, otherwise by Tenant as Additional Rent within 20 days after written demand. Tenant shall not place, erect, or maintain any signs at the Premises, the Building, or the Project that are visible from outside of the Premises. Notwithstanding the foregoing, Tenant shall have the right to install branding signage within the Premises which may be visible from the elevator lobby, subject to Landlord's reasonable approval which shall not be unreasonably withheld, conditioned or delayed.

(ii) Notwithstanding Section 8(b)(i), to the extent permitted by applicable Laws and subject to any applicable signage restrictions affecting the Building (including without limitation all local governmental signage ordinances and obtaining all necessary governmental or association approvals), and provided there is signage space available on the Building and all of the Exterior Signage

13

14 Conditions are fully satisfied, Tenant (but not any subtenant) shall have the nonexclusive right by written notice to Landlord within the first 6 months after the satisfaction of all of the Exterior Signage Conditions, at its sole cost and expense (including without limitation with respect to installation, maintenance, and removal), to place signage, based on Tenant’s Share, on one side of the exterior Building façade displaying Tenant’s corporate name and logo (“Exterior Signage”). “Exterior Signage Conditions” are that: (i) the originally named Tenant (and not a subtenant) or a Permitted Transferee is leasing and paying full Rent on 100% of the rentable area of the entire third floor of the Building, including, but not limited to, the original Premises; (ii) there has been no Event of Default; and (iii) this Lease is in full force and effect. The Exterior Signage shall be subject to Landlord’s approval in writing as to the placement, color, size, design, specifications, construction, and architectural compatibility of the Exterior Signage with the exterior of the Building and the Project. Landlord’s approval of the Exterior Signage shall create no responsibility or liability on the part of Landlord for the completeness, design, or sufficiency thereof, or the compliance of the Exterior Signage with the requirements of applicable Laws. On or prior to the Surrender Date (as defined in Section 18(a)), or within 10 days if any of the Exterior Signage Conditions are no longer true, Tenant shall remove the Exterior Signage, at Tenant’s sole cost and expense, and restore and repair all parts of the Building affected by the installation or removal of the Exterior Signage, to the condition existing prior to its installation or to a condition reasonably acceptable to Landlord (reasonable wear and tear and damage due to casualty or condemnation excepted). Landlord shall have the right to remove the Exterior Signage at Tenant’s expense if Tenant fails to comply with the preceding sentence. Tenant understands and agrees that it is solely responsible to ensure the upkeep and condition of the Exterior Signage to its original status, normal wear and tear and damage due to casualty or condemnation excepted. Specifically, any missing letters, whether by loss, destruction, wear, act of God, or otherwise, will be replaced at the full expense of Tenant and shall be repaired or replaced within 20 days after the occurrence of such deficiency. In addition to any other rights or remedies provided to Landlord in this Lease, if Tenant fails to complete such repair and/or replacement within such 20-day period, Landlord shall have the right, but not the obligation, to start to complete such repair and/or replacement at Tenant’s sole cost and expense, which sums shall constitute Additional Rent and be reimbursed by Tenant within ten days following demand therefor by Landlord. Prior to constructing or installing the Exterior Signage, Tenant shall have obtained and must continue to maintain all permits and/or approvals required by applicable Laws with respect to the construction, installation, and maintenance of the Exterior Signage, and shall have provided Landlord with sufficient evidence of the existence of such permits and/or approvals and that the construction and installation of the Exterior Signage will comply in all respects with all applicable Laws. Tenant shall be solely responsible for ensuring that the Exterior Signage is in compliance with all present and future applicable Laws. Tenant, at its sole cost and expense, shall insure the Exterior Signage as part of Tenant’s Property, and shall also carry liability insurance with respect to the Exterior Signage. Tenant shall protect, defend, indemnify, and hold harmless Landlord and all Landlord Indemnitees (as defined in Section 13(a)) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses, and costs (including, without limitation, sums paid in settlement of claims, and reasonable attorneys’ fees, consultant fees, and expert fees and court costs) arising out of or from or related to the construction, installation, maintenance, use, or removal of the Exterior Signage. (c) Subject to the Building rules and regulations, during the Term, Tenant shall have the nonexclusive right in common with others to use the Common Areas for their intended purposes. Not in limitation of the foregoing, Tenant has the nonexclusive right to use the parking facilities at the Project for parking standard-size automobiles of Tenant and its employees, with Tenant being entitled to unreserved parking at a ratio of no more than 3.2 per 1,000 square feet of rentable area of the Premises (rounded downward). All vehicles entering or parking in the parking areas shall do so at the owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism, or theft with respect to such vehicles. There shall be no charge for parking during the Term. (d) Landlord shall have the right in its sole discretion to, from time to time, construct,

15 maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas. Without limitation of Landlord’s rights pursuant to the preceding sentence, Landlord may restrict or limit Tenant’s utilization of the parking facilities if the same become overburdened or to provide reserved parking and in such case to equitably allocate on a proportionate basis or assign parking spaces among Tenant and the other tenants of the Building. Landlord, Landlord’s agents, approved contractors, and utility service providers shall have the right to install, relocate, use, and maintain ducts, pipes, wiring, and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Whenever exercising its rights under this sub-section (d), Landlord shall exercise commercially reasonable efforts to minimize any disruption to Tenant’s access to and use of the Premises. (e) Subject to Landlord’s security measures and Force Majeure Events (as defined in Section 25(g)), during the Term Landlord shall provide Tenant with access to the Building, garage, and, if applicable, passenger elevator service for use in common with others for access to and from the Premises 24 hours per day, 7 days per week, except during emergencies. Landlord shall provide Tenant with a restricted entry access system (including 103 electronic access keys; based on 6 access cards per 1,000 rentable square feet; subject to proportionate increase should Tenant choose to expand the Premises) for after-hours access to the Building. At Tenant’s expense, Landlord will provide Tenant with additional and/or replacement cards at Landlord’s then-current cost therefor. Landlord shall have the right to limit the number of elevators (if any) to be operated during repairs and during non-Business Hours and on weekends, provided, however, that except in the event of an emergency, at least one (1) elevator shall be available and operational at all times. If applicable, Landlord shall provide Tenant with first-come, first-served access to the freight elevator(s) of the Building from time to time following receipt of Tenant’s prior request, and Tenant shall pay Landlord’s then-current charge for use of such freight elevators. (f) During the Term and subject to availability and Landlord’s rules and regulations therefor, for so long as Landlord owns the Building Tenant’s employees who work in the Building shall have the nonexclusive, first-come, first-served use of any fitness facilities, bike racks, and conference rooms available to tenants that may from time to time exist in the Building and, for so long as Landlord or an affiliate of Landlord owns the building located at 2355 Dulles Corner Park, Herndon, Virginia (the “2355 Property”), the game room located at the 2355 Property (the “Game Room”). “Additional Insured” shall include the owner of 2355 Property, 2355 Dulles Corner Metro Owner LLC, “2355 Owner”). There shall be no additional charge to Tenant for such use, except that Tenant shall pay Landlord’s then-current reasonable cleanup/setup/breakdown and after-hours HVAC charges for each use of a conference room or BEX (Brandywine Experience) flexible working space, and any user of the fitness facility shall execute Landlord’s standard fitness center use agreement. Landlord reserves the right to limit periodically Tenant’s access to such amenities after Business Hours. All requests for use of a conference room shall be made online to the extent available (currently such requests shall be made via https://connect.brandywinerealty.com/, as the same may be modified by Landlord from time to time) otherwise via email or written communication to Landlord’s property manager for the Building. Neither Landlord, 2355 Owner, nor any directors, officers, members, partners, trustees, employees, or agents of Landlord or 2355 Owner shall have any liability to Tenant or any Tenant Agent (as defined in Section 9(a)) for any damage, injury, loss, expense, compensation, or claim whatsoever arising out of the use of such amenities. Landlord and 2355 Owner shall have the right to close temporarily, replace (with facilities commensurate to those being provided in comparable office buildings in the Herndon, Virginia market), relocate or modify the amenities from time to time; provided that Landlord agrees that it will not, during the Initial Term, eliminate the conference room unless Landlord, in its discretion, determines that usage of the conference room by Tenant and other occupants of the Building is not adequate for the continued provision of such conference room. 9. TENANT’S ALTERATIONS.

16 (a) Tenant shall not, and shall not permit any Tenant Agent to, cut, drill into, or secure any fixture, apparatus, or equipment, or make alterations, improvements, or physical additions of any kind to any part of the Premises (collectively, “Alterations”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. “Tenant Agent” means any agent, employee, subtenant, assignee, contractor, subcontractor, client, family member, licensee, customer, invitee, or guest of Tenant or Permitted User (as defined in Section 10(h)). All Alterations shall be completed in compliance with all applicable Laws, and Landlord’s rules and regulations for construction, using new or comparable materials only, by a contractor reasonably approved in writing by Landlord, and on days and at times reasonably approved in writing by Landlord. Tenant shall mark and tag all wiring and cabling installed by it or on its behalf upon installation. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration costing less than $50,000.00 and that: (i) is nonstructural; (ii) does not impact any of the Building systems, involve electrical or drywall work or locking hardware, require a building permit, materially affect the air quality in the Building, or require Landlord to incur additional costs as a result thereof; and (iii) is not visible from outside of the Premises. (b) Throughout the performance of Alterations, Tenant shall carry, or cause any contractor, subcontractor, or design professional to carry, via written contract, workers’ compensation insurance in statutory limits together with employer’s liability insurance, commercial general liability insurance (including, but not limited to, coverage for ongoing and products-completed operations), automobile liability, and umbrella/excess liability insurance in like form and limits in accordance with the terms and conditions specified in Exhibit C-2, and such other insurance coverage and limits as Landlord may otherwise reasonably require, which may include, without limitation, reasonable amounts of professional liability insurance with respect to design professionals, as well as contractor’s pollution liability with respect to contractors and subcontractors. (c) Tenant shall provide Landlord with a release of liens from all contractors, subcontractors, and design professionals associated with all Alterations. Tenant shall be solely responsible for the installation and maintenance of its data, telecommunication, and security systems and wiring at the Premises, which shall be done in compliance with all applicable Laws, and Landlord’s rules and regulations. Tenant shall be responsible for all elements of Alterations (including, without limitation, compliance with Laws, and functionality of the design), and Landlord’s approval of any Alteration and the plans therefor shall in no event relieve Tenant of the responsibility for such design, or create responsibility or liability on Landlord’s part for their completeness, design sufficiency, or compliance with Laws. With respect to all improvements and Alterations made after the date hereof, Tenant acknowledges that: (A) Tenant is not, under any circumstance, acting as the agent of Landlord; (B) Landlord did not cause or request such Alterations to be made; (C) Landlord has not ratified such work; and (D) Landlord did not authorize such Alterations within the meaning of applicable State statutes. Nothing in this Lease or in any consent to the making of Alterations or improvements shall be deemed or construed in any way as constituting a request by Landlord, express or implied, to any contractor, subcontractor, or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord. Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators, by bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant’s sole cost and expense, supplementary supports of such material and dimensions as Landlord may reasonably deem necessary to properly distribute the weight. 10. ASSIGNMENT AND SUBLETTING. (a) Except as expressly permitted pursuant to Section 10(c) and 10(h), neither Tenant nor Tenant’s legal representatives or successors in interest by operation of law or otherwise, shall sell,

17 assign, transfer, hypothecate, mortgage, encumber, grant concessions or licenses, sublet, or otherwise dispose of all or any interest in this Lease or the Premises, or permit any person or entity other than Tenant to occupy any portion of the Premises (each of the foregoing is a “Transfer” to a “Transferee”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Any Transfer undertaken without Landlord’s prior written consent (other than pursuant to Section 10(c) and 10(h)) shall constitute an Event of Default and shall, at Landlord’s option, be void and/or terminate this Lease. Subject to the provisions of Section 10(c) below, for purposes of this Lease, a Transfer shall include, without limitation, any assignment by operation of law, and any merger, consolidation, or asset sale involving Tenant, any direct or indirect transfer of control of Tenant, and any transfer of a majority of the ownership interests in Tenant. Consent by Landlord to any one Transfer shall be held to apply only to the specific Transfer authorized, and shall not be construed as a waiver of the duty of Tenant, or Tenant’s legal representatives or assigns, to obtain from Landlord consent to any other or subsequent Transfers pursuant to the foregoing, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant. (b) Without limiting the bases upon which Landlord may reasonably withhold its consent to a proposed Transfer, it shall not be unreasonable for Landlord to withhold its consent if: (i) the proposed Transferee shall have a net worth that is not acceptable to Landlord in Landlord’s reasonable discretion, taking into account the remaining obligations under this Lease and the fact that Tenant is not released; (ii) the proposed Transferee, in Landlord’s reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing to Transfer to an existing tenant of the Building or another property owned by Landlord or Landlord’s affiliate(s), or to another prospect with whom Landlord or Landlord’s affiliate(s) are then actively negotiating for space in the Building or property located at 2355 Dulles Corner Park, 13825 Sunrise Valley Drive, or 13880 Dulles Corner Lane (each of which is located in Herndon, Virginia); (v) the proposed Transferee would cause any of Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements; (vi) the proposed Transferee is a governmental or quasi-governmental agency; or (vii) the nature of such Transferee’s proposed business operation would or might reasonably violate the terms of this Lease or of any other lease for the Building (including any exclusivity provisions), or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building. (c) Notwithstanding anything to the contrary in this Lease, Tenant shall have the right without the prior consent of Landlord, but after at least 15 days’ prior written notice to Landlord, to make a Transfer to any Affiliate (as defined below), or an entity into which Tenant merges or that acquires substantially all of the assets or stock of Tenant (“Surviving Entity”); provided: (i) Tenant delivers to Landlord the Transfer Information (as defined below); (ii) the Surviving Entity shall have a tangible net worth at least equal to the net worth of Tenant on the date of this Lease or otherwise reasonably acceptable to Landlord taking into account the fact that the originally named Tenant is not being released; (iii) the originally named Tenant shall not be released or discharged from any liability under this Lease by reason of such Transfer, and the Permitted Transferee shall assume in writing all of the obligations and liabilities of Tenant under this Lease; (iv) the use of the Premises shall not change, and the Permitted Transferee, in Landlord’s reasonable opinion, shall be reputable and of good character befitting a class A office building; (v) such Transfer is for a good business purpose and not principally for the purpose of transferring the leasehold estate created by this Lease; and (vi) if the Transfer is to an Affiliate, such Transferee shall remain an Affiliate throughout the Term and if such Transferee shall cease being an Affiliate, Tenant shall notify Landlord in writing of such change and such Transfer shall be deemed an Event of Default if Landlord’s consent thereto is not given in writing within 10 business days after such notification. A Transfer described in the prior sentence is referred to herein as a “Permitted Transfer” to a “Permitted Transferee”. An “Affiliate” means a corporation, limited liability company, partnership, or other registered entity, 50% or

18 more of whose equity interest is owned by the same persons or entities owning 50% or more of Tenant’s equity interests, a subsidiary, or a parent corporation. (d) If at any time during the Term Tenant desires to complete a Transfer, Tenant shall give written notice to Landlord of such desire together with the Transfer Information. If: (i) Tenant desires to assign this Lease or to sublease the entire Premises for the remainder of the Term, other than pursuant to Section 10(c), Landlord shall have the right to accelerate the Expiration Date so that the Expiration Date shall be the date on which the proposed assignment or sublease would be effective; or (ii) Tenant desires to sublease more than fifty percent (50%) of the Premises other than to an Affiliate for the remainder of the Term, Landlord shall have the right to accelerate the Expiration Date with respect to (that is, recapture) the portion of the Premises that Tenant proposes to sublease (and in each case, a pro rata portion of Tenant’s parking rights shall also expire on such accelerated Expiration Date). If Landlord elects to accelerate the Expiration Date pursuant to this paragraph, Tenant shall have the right to rescind its request for Landlord’s consent to the proposed assignment or sublease by giving written notice of such rescission to Landlord within 10 days after Tenant’s receipt of Landlord’s acceleration election notice. If Tenant does not so rescind its request: (A) Tenant shall deliver the Premises or the applicable portion thereof to Landlord in the same condition as Tenant is, by the terms of this Lease, required to deliver the Premises to Landlord upon the Expiration Date; and (B) Fixed Rent and Tenant’s Share shall be reduced on a per rentable square foot basis for the area of the Premises that Tenant no longer leases. If Landlord elects to accelerate the Expiration Date for less than the entire Premises, the cost of erecting any demising walls, entrances, and entrance corridors, and any other improvements required in connection therewith shall be performed by Landlord, with the cost thereof being divided evenly between Landlord and Tenant. (e) The “Transfer Information” means the following information: (i) a copy of the fully executed assignment and assumption agreement, or sublease agreement, as applicable (with respect to a Permitted Transfer, such agreement to be delivered to Landlord within 10 business days after the transaction closes and with respect to all other Transfers, such agreement shall be provided in draft form and shall not be executed until Landlord’s consent has been given); (ii) a copy of the then-current financials of the Transferee (either audited or certified by the chief financial officer of the Transferee); and (iii) such other reasonably requested information by Landlord needed to confirm or determine Tenant’s compliance with the terms and conditions of this Section. (f) Any sums or other economic consideration received by Tenant as a result of any Transfer (except rental or other payments received that are attributable to the amortization of the cost of leasehold improvements made to the transferred portion of the Premises by Tenant for the Transferee, and other reasonable expenses incident to the Transfer, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, that exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such Transfer) shall, at Landlord’s option, either be retained by Tenant or, after first deducting any commercially reasonable abated rent, reasonable brokerage commissions actually paid by Tenant and tenant improvement costs actually incurred by Tenant in connection with making the applicable portion of the Premises ready for the applicable transfer, divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rent without affecting or reducing any other obligation of Tenant hereunder. (g) Regardless of Landlord’s consent to a proposed Transfer, no Transfer shall release Tenant from Tenant’s obligations or alter Tenant’s primary liability to fully and timely pay all Rent when due from time to time under this Lease and to fully and timely perform all of Tenant’s other obligations under this Lease, and the originally named Tenant and all assignees shall be jointly and severally liable for all Tenant obligations under this Lease. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. The joint and several liability of the

19 originally named Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligation of this Lease on Tenant’s part to be performed or observed, shall in no way be discharged, released, or impaired by any: (i) agreement that modifies any of the rights and obligations of the parties under this Lease; (ii) stipulation that extends the time within which an obligation under this Lease is to be performed; (iii) waiver of the performance of an obligation required under this Lease; or (iv) failure to enforce any of the obligations under this Lease. If a Transferee defaults in the performance of any of the terms of this Lease beyond any applicable notice and cure period, Landlord may proceed directly against the originally named Tenant without the necessity of exhausting remedies against such Transferee, and may collect Rent from the Transferee and apply the net amount collected to the Rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section, an acceptance of such Transferee as tenant hereunder or a release of Tenant from further performance of the covenants herein contained. (h) Notwithstanding anything to the contrary above, Tenant shall have the right, without Landlord’s prior consent but with no less than 30 days’ prior written notice to Landlord, to sublet or license individual offices within the Premises to agents, contractors, and consultants performing services for Tenant and clients of Tenant (“Permitted Users”), subject to the following conditions: (i) upon request by Landlord, Tenant shall provide to Landlord proof of the professional relationship between Tenant and the Permitted User; (ii) the aggregate rentable square footage of space occupied by all Permitted Users pursuant to this paragraph shall be no greater than 25% of the Premises; (iii) all Permitted Users shall, in Landlord’s reasonable opinion, be reputable and of good character befitting a class A office building; (iv) upon request by Landlord, Tenant shall provide Landlord with certificates of insurance evidencing that the Permitted Users are covered under Tenant’s commercial general liability insurance required under Section 12 of this Lease or, alternatively, certificates of insurance evidencing that the Permitted Users have commercial general liability insurance coverage satisfying the requirements for Tenant under Section 12 of this Lease and naming the Additional Insureds as additional insureds; (v) the applicable subleased or licensed premises physically remains within and a part of the Premises (and is not separately demised from the Premises by way of separate demising walls and a separate entry door(s)); (vi) the use of the subleased or licensed premises by the Permitted User shall be only for the Permitted Use and consistent with Tenant’s use of the Premises; (vii) the Permitted User shall not be identified on the suite entry door signage for the Premises nor on the tenant directory in the lobby of the Building, without the prior written consent of Landlord; and (viii) Tenant shall not be released from any liability under this Lease (whether past, present, or future) by reason of the foregoing. 11. REPAIRS AND MAINTENANCE. (a) Except with respect to Landlord Repairs (as defined below), Tenant, at Tenant’s expense, shall keep and maintain the Premises in good order and condition. As used in this Lease, “maintain” shall include without limitation promptly making all repairs and any reasonably necessary replacements necessary to keep and maintain such in good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or advising Landlord of Tenant’s desire to have Landlord make such repairs, in which case Tenant shall pay to Landlord for such repairs at Landlord’s then-standard rate. To the extent that Tenant requests that Landlord make any other repairs that are Tenant’s obligation to make under this Lease, Landlord may elect to make such repairs on Tenant’s behalf, at Tenant’s expense, and Tenant shall pay to Landlord such expense along with the Administrative Fee. If Tenant has been in default under this Lease beyond any applicable notice and cure period, Landlord may elect to require that Tenant prepay the amount of such repair. All Tenant repairs shall comply with Laws and utilize materials and equipment that are at least equal in quality, number, and usefulness to those originally used in constructing the Building and the Premises. In addition, Tenant shall maintain, at Tenant’s expense, Tenant’s Supplemental HVAC, Premises Water Heaters, and/or Alterations in a clean and safe manner and in proper operating condition throughout the Term. “Tenant’s Supplemental

20 HVAC” means any supplemental HVAC system serving the Premises (regardless of who installed it). “Premises Water Heater” means any water heater serving the Premises (regardless of who installed it), including without limitation expansion tanks and any associated piping. Tenant shall maintain Tenant’s Supplemental HVAC under a service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord, including inspection and maintenance on at least a semiannual basis, and provide Landlord with a copy thereof. Within 5 business days after Landlord’s request, Tenant shall provide Landlord with evidence that such contract is in place. Further, Tenant shall ensure that all Premises Water Heaters have a working automatic water shut-off device with audible alarm and a leak pan underneath. All repairs to the Building and/or the Project made necessary by reason of the installation, maintenance, and operation of Tenant’s Supplemental HVAC, Premises Water Heaters, and Alterations shall be Tenant’s expense. In the event of an emergency, such as a burst waterline or act of God, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant’s cost) without giving Tenant prior notice, but in such case Landlord shall provide notice to Tenant as soon as practicable thereafter, and Landlord shall take commercially reasonable steps to minimize the costs incurred. Further, Landlord shall have the right to make repairs for which Tenant is responsible hereunder (at Tenant’s cost) with prior notice to Tenant if Landlord believes in its sole and absolute discretion that the repairs are necessary to prevent harm or damage to the Building, and Landlord shall take commercially reasonable steps to minimize the costs incurred. (b) Landlord, at Landlord’s expense (except to the extent such expenses are includable in Project Expenses), shall, in a manner commensurate with that of other owners of first class office buildings in the Herndon area, make all necessary repairs to: (i) the footings and foundations and the structural elements of the Building; (ii) the roof of the Building; (iii) the HVAC (including maintenance and repair, but not replacement, which shall be Tenant’s responsibility at Tenant’s sole cost and expense, of any VAV boxes connected to the HVAC, provided that Tenant, at Tenant’s sole cost and expense, obtains and provides Landlord with a commission report with respect to the VAV boxes connected to the HVAC (y) prior to commencement of the Leasehold Improvements and allows Landlord to make repairs to the VAV boxes connected to the HVAC that are necessary as result of such commission report, and (z) within 10 days after completion of the Leasehold Improvements), plumbing, elevators (if any), electric, fire protection and fire alert systems within the Building core from the core to the point of connection for service to the Premises, but specifically excluding Tenant’s Supplemental HVAC, Premises Water Heaters, and Alterations; (iv) the Building exterior; and (v) the Common Areas (collectively, “Landlord Repairs”). During the Term, Landlord also shall, the costs and expenses of which shall be included in Project Expenses (to the extent such costs and expenses are includable in Project Expenses): (y) keep the Common Areas clean; and (z) maintain the Common Areas, the structural elements of the Building, the roof of the Building, and the HVAC, plumbing, water, sewer, elevators (if any), electric, fire protection and fire alert systems within the Building core from the core to the point of connection for service to the Premises, but specifically excluding Tenant’s Supplemental HVAC, Premises Water Heaters, and Alterations, in a manner befitting a first-class office building located in the Herndon area and in compliance with all applicable Laws. Any provision of this Lease to the contrary notwithstanding, any repairs to the Project or any portion thereof made necessary by the negligent or willful act or omission of, or default under this Lease by, Tenant or any Tenant Agent shall be made at Tenant’s expense, subject to the waivers set forth in Section 12(g). (c) The parties agree it is in their mutual best interest that the Building and Premises be operated and maintained in a manner that is environmentally responsible, fiscally prudent, and provides a safe and productive work environment. Accordingly, Tenant shall use commercially reasonable efforts to conduct its operations in the Building and within the Premises to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable. Landlord shall use commercially reasonable efforts to operate and maintain the Common

21 Areas of the Building to: (1) minimize to the extent reasonably feasible: (i) direct and indirect energy consumption and greenhouse gas emissions; (ii) water consumption; (iii) the amount of material entering the waste stream; and (iv) negative impacts upon the indoor air quality of the Building; and (2) permit the Building to maintain its LEED rating and an Energy Star label, to the extent applicable, the costs of which shall be included in Project Expenses (except to the extent otherwise not permitted). 12. INSURANCE; SUBROGATION RIGHTS. (a) Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Project (provided Tenant has actual knowledge of any such policy requirements) and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, that would subject Landlord to any liability or responsibility for personal injury or death or property damage, increase any insurance rate in respect of the Project over the rate that would otherwise then be in effect, result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project. If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord’s insurance on the Project are higher than they otherwise would be (as substantiated by notice from the insurer specifying that Tenant is the cause of such increase), Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. (b) Tenant, at Tenant’s expense, shall obtain and keep in full force and effect at all times as of the Commencement Date (or Tenant’s earlier accessing of the Premises), all of the following insurance policies: (i) commercial general liability insurance written on an ISO CG 00 01 occurrence policy form or its then-commercially available equivalent, including a Separation of Insureds clause, coverage for contractual liability covering Tenant’s contractual obligations under this Lease as an insured contract, personal injury liability, host liquor liability, premises-operations and hazards thereto, as well as liability arising out of this Lease in respect of the Premises and the conduct or operation of business therein. The minimum limits of coverage shall be no less than $1,000,000 per occurrence and $2,000,000 general aggregate (applying per location) for bodily injury (including death and mental anguish) and property damage, $1,000,000 personal and advertising injury, and $2,000,000 products-completed operations (for which coverage shall be maintained continuously for a minimum period equal to the applicable statute of limitations or statute of repose, whichever is greater) or in such other amounts as Landlord may from time to time require. (ii) business automobile liability insurance covering liability arising from any auto (including, owned, non-owned, and hired auto, provided such non-owned and hired auto liability may be satisfied by endorsement to the commercial general liability policy) in an amount of no less than $1,000,000 combined single limit per accident for bodily injury and property damage. (iii) workers’ compensation in statutory limits together with employer’s liability insurance in amounts of no less than $1,000,000 each accident, $1,000,000 disease policy limit, and $1,000,000 disease each employee. (iv) umbrella/excess liability insurance on a follow form basis in amounts of no less than $5,000,000 per occurrence and $5,000,000 annual aggregate (applying per location) in excess of commercial general liability, employer’s liability, and automobile liability insurance policies, concurrent to, and no more restrictive than such underlying insurance policies. Such policy shall be endorsed to provide that this insurance is primary to, and noncontributory with, any other insurance in which Landlord and any

22 Additional Insured is an insured, whether such other insurance is primary, excess, self-insurance, or insurance on any other basis, which must cause the umbrella/excess coverage to be vertically exhausted, whereby such coverage is not subject to any “Other Insurance” provision under Tenant’s umbrella/excess liability policy. The limits of liability may be satisfied by a combination of primary and excess liability insurance. (v) property insurance written on an ISO CP 10 30-Cause of Loss-Special Form, or its then-commercially available equivalent, including, but not limited to, coverage against damage due to fire, windstorm, cyclone, tornado, hail, explosion, riot, civil commotion, aircraft, vehicle, smoke damage, vandalism, and malicious mischief insuring all present and future Tenant’s Property leased by or in the care, custody, and control of Tenant and located in the Premises in an amount of no less than the full replacement cost thereof, with an agreed amount endorsement (waiving applicable co-insurance clause). “Tenant’s Property” means Tenant’s trade fixtures, furniture, equipment, personal property, signage, Specialty Alterations (as defined in Section 18(b)), and telephone, security, and communication equipment system wiring and cabling. Tenant shall not self-insure. Tenant shall neither have, nor make, any claim against Landlord, and Landlord shall not be responsible or liable to Tenant or those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, including without limitation Tenant’s Property, regardless of the cause of the loss or damage, including, without limitation, fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain, snow, or leaks from any part the Building or from the pipes, appliances, equipment, or plumbing works or from the roof or from any other place, nor shall Landlord be liable for any loss of or damage to property of Tenant, including without limitation Tenant’s Property, or of others entrusted to employees of Landlord. (vi) business interruption insurance covering any loss due to the occurrence of any of the hazards required to be insured against by Tenant pursuant to this Lease, in an amount sufficient to cover Tenant’s monetary obligations under this Lease for a period of at least 12 months. (vii) boiler and machinery, if there is a boiler, supplemental air conditioning unit, or pressure object or similar equipment in the Premises. When applicable, this insurance coverage requirement may be satisfied through the special cause of loss coverage required in Section 12(b)(v). (c) All insurance policies required of Tenant under this Lease, including ongoing and products-completed operations coverage but exclusive of workers’ compensation, shall name: Landlord and Brandywine Realty Trust, and their members, partners, joint venturers, shareholders, officers, employees, agents, mortgagees, ground lessors, affiliates, and property managers, and their respective officers, members, partners, directors, shareholders, employees, and agents, together with their successors and assigns as their interest may appear, and any other associated or affiliated entity as their interests appear (collectively, “Additional Insureds”), each as an additional insured. All such coverages shall be primary, and any other insurance that may be available to Landlord and any Additional Insured will be excess and noncontributory. (d) Prior to the Commencement Date (or Tenant’s earlier accessing of the Premises), Tenant shall provide Landlord and/or Landlord’s designated agent with certificates that evidence that all insurance coverages required under this Lease are in place for the policy periods. Tenant shall also furnish to Landlord and/or Landlord’s designated agent throughout the Term replacement certificates at least 15 days prior to the expiration dates of the then-current policy or policies or, upon request by Landlord and/or Landlord’s designated agent from time to time, sufficient information to evidence that the insurance required under this Section is in full force and effect. In addition, Tenant shall provide Landlord and/or Landlord’s designated agent with at least 15 days’ prior written notice of cancelation or material alteration all such policies. Tenant shall include a waiver of the insurer’s right of subrogation against Landlord and

23 Additional Insureds during the Term in each of Tenant’s liability and workers’ compensation policies. If Tenant fails to provide Landlord and/or Landlord’s designated agent with a requested insurance certificate as required under this Lease within 30 days after receipt of Landlord’s written request therefor, Tenant shall pay to Landlord a fee equal to $25.00 for each day that elapses after such 30-day period until Landlord and/or Landlord’s designated agent receives the requested certificate. In no event will any acceptance of certificates of insurance by Landlord, or failure of Tenant to provide certificates of insurance as required hereunder, be construed as a waiver or limitation of Tenant’s obligations to maintain insurance coverage pursuant to this Section 12. All insurance required under this Lease shall be issued by an insurance company that has been in business for at least 5 years, is authorized to do business in the State, and is rated “A-/X” or greater by A.M. Best’s Insurance Reports or any successor publication of comparable standing. The limits of any such required insurance shall not in any way limit Tenant’s liability under this Lease or otherwise. If Tenant fails to maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense, which expense shall be reimbursed by Tenant as Additional Rent within 10 days after written demand. The deductible or self-insured retention amount required under any insurance policy maintained by Tenant shall be the sole responsibility of Tenant and not exceed $25,000, unless otherwise approved by Landlord in writing. (e) Tenant shall enter a written contract with its movers and other vendors that requires them to: (i) procure insurance appropriate to the applicable risk and satisfactory to Landlord; (ii) endorse its policies with the Additional Insureds as additional insureds (except workers compensation); and (iii) be primary and noncontributory to any insurance carried by an Additional Insured. However, in no event will the mover and other vendors carry insurance coverages and limits less than the following: (i) commercial general liability insurance - $1,000,000 per occurrence, $2,000,000 general aggregate, $2,000,000 products-completed operations; (ii) commercial auto liability insurance for all owned, non-owned, and hired autos in a limit of $1,000,000 per accident; and (iii) workers compensation insurance as required by statute. Tenant shall deliver to Landlord and/or Landlord’s designated agent a certificate of insurance naming each Additional Insured as an additional insured, which policies shall be primary and any other insurance that may be available to Landlord and any Additional Insured will be excess and noncontributory. (f) Landlord shall obtain and maintain, or cause to be obtained or maintained, the following insurance during the Term: (i) replacement cost insurance including “all risk” property insurance on the Building, including without limitation leasehold improvements (exclusive of Tenant’s Property); (ii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by Landlord or any Mortgagee (as defined in Section 16); and (iii) such other insurance as reasonably required by Landlord or any Mortgagee. (g) Landlord and Tenant shall each include in each of its property insurance policies (as required above) a waiver of the insurer’s right of subrogation against the other party during the Term (and any period of Tenant’s access to the Premises prior to the Commencement Date), and consent to a waiver of right of recovery pursuant to the terms of this paragraph. Both Landlord and Tenant agree to promptly give each insurance company which has issued to it policies of insurance written notice of the terms of such mutual waivers and to cause such insurance policies to be properly endorsed, if necessary, to prevent the invalidation thereof by reason of such waivers. Notwithstanding anything to the contrary in this Lease: (i) each party hereby waives, releases, and agrees not to make any claim against or seek to recover from, the other party with respect to any claim (including a claim for negligence) that such party might otherwise have against the other party for loss, damage, or destruction with respect to its property occurring during the Term (or any period of Tenant’s access to the Premises prior to the Commencement Date) to the extent to which such party is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability; and (ii) all waivers of subrogation and rights of recovery required hereunder shall also apply to each of the waiving party’s insurance policies’ deductible(s)/self- insured retention(s). Nothing contained in this Section 12(g) shall be deemed to relieve either party of any

24 duty imposed elsewhere in this Lease to repair, restore, or rebuild, or nullify any abatement of rents provided for elsewhere in this Lease. 13. INDEMNIFICATION. (a) Except to the extent the release of liability and waiver of subrogation provided in Section 12 above applies, Tenant shall defend, indemnify, and hold harmless Landlord, Landlord’s property manager, Brandywine Realty Trust, and each of Landlord’s directors, officers, members, partners, trustees, employees, and agents (collectively, “Landlord Indemnitees”) from and against any and all claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising out of or from or related to: (i) any breach or default of any of Tenant’s obligations under this Lease; (ii) any negligence or willful act or omission of Tenant, any Tenant Agent, or any of Tenant’s directors, officers, members, partners, or trustees; and (iii) except to the extent arising from Landlord’s negligence or willful misconduct, any acts or omissions occurring at, or the condition, use, or operation of, the Premises, including without limitation completion of the Leasehold Improvements. If Tenant fails to promptly defend a Landlord Indemnitee following written demand by the Landlord Indemnitee, the Landlord Indemnitee shall defend the same at Tenant’s expense, by retaining or employing counsel reasonably satisfactory to such Landlord Indemnitee. (b) Except to the extent the release of liability and waiver of subrogation provided in Section 12 above applies, Landlord shall defend, indemnify, and hold harmless Tenant and each of Tenant’s directors, officers, and employees (collectively, “Tenant Indemnitees”) from and against any and all third party claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising from any negligence or willful misconduct of Landlord or any Landlord Indemnitees acting at Landlord’s express direction. The foregoing indemnity shall not apply in the case of any Tenant or any Tenant Indemnitee’s negligence or willful misconduct. If Landlord fails to promptly defend a Tenant Indemnitee following written demand by the Tenant Indemnitee, the Tenant Indemnitee shall defend the same at Landlord’s expense, by retaining or employing counsel reasonably satisfactory to such Tenant Indemnitee. (c) Neither Landlord nor Tenant’s obligations under this Section shall be limited by the amount or types of insurance maintained or required to be maintained under this Lease. The provisions of this Section shall survive the Expiration Date. 14. CASUALTY DAMAGE. If there occurs any casualty to the Project and: (i) insurance proceeds are unavailable to Landlord or are insufficient to restore the Project to substantially its pre-casualty condition; (ii) zoning or other applicable Laws do not permit repair and restoration; or (iii) more than 30% of the total area of the Building is damaged, Landlord shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to Tenant within 60 days after such casualty. Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to Tenant. If there occurs any casualty to the Premises and: (i) in Landlord’s reasonable judgment, the repair and restoration work would require more than 210 consecutive days to complete after the date of the casualty (assuming normal work crews not engaged in overtime); or (ii) the casualty occurs during the last 12 months of the Term, Landlord and Tenant shall each have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within 60 days after the date of such casualty (provided, however, with respect to (i), Tenant shall have 30 days to give such notice of termination from the date Landlord notifies Tenant that restoration will take longer than 210 days). Such notice shall specify a termination date not fewer than 30 nor more than 90 days after such notice is given to the other party, but in no event shall the termination date be after the last day of the Term. Notwithstanding the foregoing, if the casualty was caused by the gross negligence or willful misconduct of Tenant or any Tenant Agent,

25 Tenant shall have no right to terminate this Lease due to the casualty. If there occurs any casualty to the Premises and neither party terminates this Lease, then Landlord shall use commercially reasonable efforts to cause the damage to be repaired (exclusive of Tenant’s Property) to a condition as nearly as practicable to that existing prior to the damage, with commercially reasonable speed and diligence, subject to delays that may arise by reason of adjustment of the loss under insurance policies, Laws, and Force Majeure Events, provided if such damage was caused by the gross negligence or willful misconduct of Tenant or any Tenant Agent, then Tenant shall pay Landlord the amount by which Landlord’s cost to repair exceeds the insurance proceeds, if any, actually received by Landlord on account of such damage (or, if Landlord fails to maintain the insurance required by Section 12, that Landlord would have received to the extent Landlord maintained such insurance required by Section 12). Landlord shall not be liable for any inconvenience or annoyance to Tenant or any of Tenant’s directors, officers, members, partners, trustees, employees, or agents, injury to Tenant’s business, or pain and suffering, resulting in any way from such damage or the repair thereof; provided, however, if Tenant remains in any portion of the Premises during such work, Landlord shall make commercially reasonable efforts to minimize any disruption to Tenant’s access to and use of the Premises. Notwithstanding the foregoing, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated during the period (if any) during which Tenant is not reasonably able to use the Premises or an applicable portion thereof as a result of such casualty. Tenant shall have no right to terminate this Lease as a result of any damage or destruction of the Premises, except as expressly provided in this Section. The provisions of this Lease, including this Section, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises. If this Lease is not terminated pursuant to this paragraph and Landlord fails to complete the repair or restoration work within 30 days after Landlord’s estimated date for completion of the repair and restoration work (subject to extension for delays caused by Tenant and Force Majeure Events), then Tenant shall have the right to terminate this Lease by sending at least 30 days’ prior written notice to Landlord within 30 days after such estimated date of completion, provided this Lease shall remain in full force and effect and Tenant shall no longer have the right to terminate this Lease if Landlord delivers possession of the Premises to Tenant within 30 days after Landlord’s receipt of Tenant’s termination notice. 15. CONDEMNATION. If a taking renders the Building reasonably unsuitable for the Permitted Use, this Lease shall, at either party’s option exercised by written notice to the other within 30 days after such taking, terminate as of the date title to condemned real estate vests in the condemner, the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to such date, all Rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability for any unaccrued obligations hereunder; provided, however, a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as materially to handicap, impede, or impair Tenant’s use of the balance of the Premises for its normal business operations. If this Lease is not terminated after a condemnation, then notwithstanding anything to the contrary in this Lease, Rent shall be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term. Subject to the terms of this paragraph, all awards, damages, and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages, and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages, or compensation attributable to damage to the Premises, value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses, business dislocation damages, and for the value of furnishings, equipment, and trade fixtures installed in the Premises at Tenant’s expense and which Tenant is entitled pursuant to this Lease to remove on the Surrender Date,

26 but only to the extent such claim does not reduce or diminish the award, damages, or compensation otherwise payable to or recoverable by Landlord in connection with such condemnation. 16. SUBORDINATION; ESTOPPEL CERTIFICATE. (a) This Lease is and shall be subject and subordinate at all times to the lien, provisions, operation, and effect of any mortgages or deeds of trust (“Mortgage”), ground leases, or other security instruments now or hereafter placed upon the Premises, Building, and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within 10 business days after demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any Mortgagee, provided such instrument is reasonably acceptable to Tenant and includes customary non- disturbance language. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder (“Mortgagee”) of any Mortgage whose name and address has been furnished to Tenant, notice by overnight mail of any such default that Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee. If Landlord shall fail to cure such default, the Mortgagee shall have 45 additional days within which to cure such default or such longer period as may be reasonably necessary to complete the cure provided Mortgagee is proceeding diligently to cure such default. Notwithstanding the foregoing, any Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution and delivery, and in that event the Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the Mortgage. Upon Tenant’s written request, Landlord shall use commercially reasonable efforts to request that Landlord’s current Mortgagee deliver to Tenant for execution a non-disturbance agreement on such Mortgagee’s then-current form. All costs and expenses charged by Mortgagee to provide, draft, negotiate, and finalize such non-disturbance agreement shall be paid by Tenant within 10 days after Landlord gives to Tenant a reasonably detailed statement therefor, whether or not a non-disturbance agreement is actually agreed to and executed. (b) Tenant shall attorn to any foreclosing mortgagee, purchaser at a foreclosure sale or by power of sale, or purchaser by deed in lieu of foreclosure. If the holder of a superior mortgage shall succeed to the rights of Landlord, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called successor landlord) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease and shall promptly, without payment to Tenant of any consideration therefor, execute and deliver any instrument that such successor landlord may request to evidence such attornment, provided such instrument is reasonably acceptable to Tenant and includes customary non-disturbance language. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment, except that the successor landlord shall not be bound by any modification of this Lease not approved by the successor landlord, or by any previous prepayment of more than one month’s rent, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord. With respect to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such Mortgagee is entitled to collect Rent hereunder may in good faith remit

27 such Rent to Mortgagee without incurring liability to Landlord for the nonpayment of such Rent. The provisions for attornment set forth in this Section 16(b) shall be self-operative and shall not require the execution of any further instrument. However, if Landlord reasonably requests a further instrument confirming such attornment, Tenant shall execute and deliver such instrument within 10 business days after receipt of such request. (c) Tenant must at any time and from time to time, within 10 business days after receipt of Landlord’s written request, execute and deliver to Landlord a factually accurate estoppel certificate certifying all reasonably requested information pertaining to this Lease. 17. DEFAULT AND REMEDIES. (a) An “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder if: (i) Tenant fails to pay any Rent when due and such failure continues for more than 3 business days after Landlord has given Tenant written notice of such failure (such notice being in lieu of, and not in addition to, any applicable statutory notice); provided, however, in no event shall Landlord have any obligation to give Tenant more than 1 such notice in any 12-month period, after which there shall be an Event of Default if Tenant fails to pay any Rent when due, regardless of Tenant’s receipt of notice of such nonpayment, and, provided further, there shall be an automatic Event of Default if Tenant fails to pay any Rent when due and an automatic stay of bankruptcy precludes issuance of a default notice; (ii) Tenant fails to bond over a mechanic’s or materialmen’s lien within 10 days after Landlord’s demand; (iii) there is any assignment or subletting (regardless of whether the same might be void under this Lease) in violation of the terms of this Lease; (iv) the occurrence of any default beyond any applicable notice and/or cure period under any guaranty executed in connection with this Lease; (v) Tenant fails to deliver any Landlord- requested estoppel certificate or subordination agreement within 5 business days after receipt of notice that such document was not received within the time period required under this Lease; (vi) Tenant ceases to use the Premises for the Permitted Use or removes substantially all of its furniture, equipment, and personal property from the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied for longer than a week; (vii) there is a filing of a voluntary petition for relief by Tenant or any guarantor of this Lease, or the filing of a petition against Tenant or any guarantor of this Lease in a proceeding under the federal bankruptcy or other insolvency laws that is not withdrawn or dismissed within 45 days thereafter, or Tenant’s rejection of this Lease after such a filing, or, under the provisions of any law providing for reorganization or winding up of corporations, the assumption by any court of competent jurisdiction of jurisdiction, custody, or control of Tenant or any substantial part of its property, or of any guarantor of this Lease, where such jurisdiction, custody, or control remains in force, unrelinquished, unstayed, or unterminated for a period of 45 days, or the death or ceasing of existence of Tenant or any guarantor of this Lease, or the commencement of steps or proceedings toward the dissolution, winding up, or other termination of the existence of Tenant or any guarantor of this Lease, or toward the liquidation of either of their respective assets, or the evidence of the inability of Tenant or any guarantor of this Lease to pay its debts as they come due, including without limitation an admission in writing of its inability to pay its debts when due, or any judgment docketed against any guarantor of this Lease which is not paid, bonded, or otherwise discharged within 45 days; or (viii) Tenant fails to observe or perform any of Tenant’s other agreements or obligations under this Lease and such failure continues for more than 30 days after Landlord gives Tenant written notice of such failure, or the expiration of such additional time period as is reasonably necessary to cure such failure (not to exceed 60 days), provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such failure. (b) Upon the occurrence of an Event of Default, Landlord, in addition to the other rights or remedies it may have under this Lease, at law, or in equity, and without prejudice to any of the same, shall have the option, without any notice to Tenant and pursuant to applicable judicial process, to pursue any one or more of the following remedies:

28 (i) Landlord shall have the right to terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and Tenant shall pay Landlord upon demand for all losses and damages that Landlord suffers or incurs by reason of such termination, including damages in an amount equal to the total of: (A) the costs of repossessing the Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus the Administrative Fee; (B) the unpaid Rent earned as of the date of termination; (C) an amount equal to (i) all Rent for the period that would otherwise have constituted the remainder of the Term, less (ii) the fair market rental value of the Premises for the remainder of the Term, discounted to present value at a rate of 2% per annum; and (D) all other sums of money and damages owing by Tenant to Landlord. The “Administrative Fee” means 15% of the costs incurred by Landlord in curing Tenant’s default or performing Tenant’s obligations hereunder. (ii) Landlord shall have the right to terminate Tenant’s right of possession (but not this Lease) and may repossess the Premises by forcible detainer or forcible entry and detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease. If Tenant receives written notice of a termination of its right to possession, such notice will serve as both a notice to vacate, notice to pay or quit, and a demand for possession of, the Premises, and Landlord may immediately thereafter initiate a forcible detainer action without any further demand or notice of any kind to Tenant. (iii) Landlord shall have the right, pursuant to applicable judicial process, to enter and take possession of all or any portion of the Premises without electing to terminate this Lease, in which case Landlord shall have the right to relet all, or any portion of the Premises on such terms as Landlord deems advisable. Landlord will not be required to incur any expenses to relet all or any portion of the Premises, although Landlord may at its option incur customary leasing commissions or other costs for the account of Tenant as Landlord shall deem necessary or appropriate to relet. In no event will the failure of Landlord to relet all or any portion of the Premises reduce Tenant’s liability for Rent or damages. Upon the occurrence of an Event of Default, Landlord shall use commercially reasonable efforts to mitigate its damages. However, Landlord shall not be required to give any special preference or priority to reletting the Premises over other vacant space in the Building, Landlord shall be deemed to have used commercially reasonable efforts if it uses the same efforts in marketing the Premises as used in marketing other vacant space at the Building, and in no event shall Landlord be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting. Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Building at the time in question, or below the rates provided in this Lease or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate its damages. (iv) Landlord shall have the right, pursuant to applicable judicial process, to enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any out-of-pocket costs which Landlord incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto. (v) Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. If Landlord elects to continue this Lease in full force and effect pursuant to this Section, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from showing the Premises to potential tenants, subsequently electing to terminate this Lease, or pursuing any of its other remedies.

29 (c) Upon the occurrence of an Event of Default, Tenant shall be liable to Landlord for, and Landlord shall be entitled to recover: (i) all Rent accrued and unpaid; (ii) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s Property; (iii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the Expiration Date; (iv) the costs of reletting commissions; (v) all reasonable legal fees and court costs incurred by Landlord in connection with the Event of Default; and (vi) the unamortized portion (as reasonably determined by Landlord) of brokerage commissions and consulting fees incurred by Landlord, and tenant concessions including free rent and allowances given by Landlord, in connection with this Lease. Upon the occurrence of an Event of Default and notwithstanding Section 1(a) above, the monthly Fixed Rent payable for the Abatement Period shall equal the amount of Fixed Rent payable immediately following the expiration of the Abatement Period. (d) Any amount payable by Tenant under this Lease that is not paid when due shall bear interest at the rate of 1% per month until paid by Tenant to Landlord. If Tenant fails to pay Rent when due on 3 or more occasions during the Term, Landlord shall have the right to require Tenant to pay all future Rent by ACH debit of funds, in which case Tenant shall complete Landlord’s then-current forms authorizing Landlord to automatically debit Tenant’s bank account. Notwithstanding the foregoing, upon Tenant’s written request, no interest shall be assessed against Tenant the first 2 times in any 12 month period that Tenant is late making any payment under this Lease, provided Tenant makes the required payment within 3 business days after receipt of notice of such late payment. (e) Neither any delay or forbearance by Landlord in exercising any right or remedy hereunder nor Landlord’s undertaking or performing any act that Landlord is not expressly required to undertake under this Lease shall be construed to be a waiver of Landlord’s rights or to represent any agreement by Landlord to thereafter undertake or perform such act. Landlord’s waiver of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or Landlord’s failure to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition, nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, reentry, or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided. (f) If Tenant defaults in the performance of any covenant, agreement, term, provision, or condition contained in this Lease, Landlord, in addition to any other rights and remedies it has under this Lease and without thereby waiving such default, may perform the same for the account of and at the expense of Tenant (but shall not be obligated to do so), without notice in a case of emergency and in any other case if such default continues after 5 days from the date that Landlord gives written notice to Tenant of its intention to do so. Landlord may invoice Tenant for all amounts paid by Landlord and all losses, costs, and expenses incurred by Landlord in connection with any such performance by Landlord pursuant to this paragraph, plus the Administrative Fee, including, without limitation, all amounts paid and costs and expenses incurred by Landlord for any property, material, labor, or services provided, furnished, or rendered, or caused to be provided, furnished, or rendered, by Landlord to Tenant (together with interest at the rate of 1% per month from the date Landlord pays the amount or incurs the loss, cost, or expense until the date of full repayment by Tenant) monthly or immediately, at Landlord’s option, and shall be due and payable by Tenant to Landlord as Additional Rent within 5 days after Tenant receives the invoice. Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, alterations,

30 or other work in, to, or about the Premises, which, in the first instance, is Tenant’s obligation pursuant to this Lease, shall not be deemed to impose any obligation on Landlord to do so, render Landlord liable to Tenant or any third party for the failure to do so, or relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease. (g) The rights granted to Landlord in this Section shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law or in equity. Landlord shall be entitled to seek injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition, or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition, or provision of this Lease. (h) No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity, and acceptance of such partial payment shall be deemed subject to Landlord’s reservation of all rights. Landlord shall have no obligation to accept any cure proffered by Tenant after an Event of Default. (i) Landlord hereby waives any applicable common law or statutory liens upon all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant which may hereafter be situated on the Premises. Upon request by Tenant, Landlord shall agree to subordinate any common law or statutory lien to any commercial lender to whom Tenant grants a security interest. Nothing herein shall be deemed to prevent the abandonment of property as set forth in Section 18(b). Upon the occurrence of an Event of Default by Tenant, and pursuant to applicable judicial process, Landlord may, in addition to any other remedies provided herein, peaceably enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 21 at least 5 days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. (j) Tenant waives the right to any notices to quit as may be specified in Virginia Code § 55.1-1415, as amended, or any similar or successor provision of Law, and agrees that 3 days’ notice shall be sufficient in any case where a longer period may be statutorily specified.

31 (k) Upon the occurrence of an Event of Default, Landlord shall use commercially reasonable efforts to mitigate its damages. However, Landlord shall not be required to give any special preference or priority to reletting the Premises over other vacant space in the Building, Landlord shall be deemed to have used commercially reasonable efforts if it uses the same efforts in marketing the Premises as used in marketing other vacant space at the Building, and in no event shall Landlord be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon a reletting. Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Building at the time in question, or below the rates provided in this Lease or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate its damages. 18. SURRENDER; HOLDOVER. (a) By no later than the Expiration Date or earlier termination of Tenant’s right to possession of the Premises (such earlier date, the “Surrender Date”), Tenant shall vacate and surrender the Premises to Landlord in good order and condition, free of all Transferees, vacant, broom clean, and in conformity with the applicable provisions of this Lease, including without limitation Sections 9 and 11. Tenant shall have no right to hold over beyond the Surrender Date, and if Tenant does not vacate as required such failure shall be deemed an Event of Default and Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the Surrender Date, the amount of Rent owed by Tenant to Landlord shall be the Holdover Percentage of the Rent for the month immediately prior to the Expiration Date, without prorating for any partial month of holdover, and except that any provisions in this Lease that limit the amount or defer the payment of Additional Rent shall be null and void. “Holdover Percentage” equals: (i) 150% for the first 2 months of holdover; and (ii) 200% for any period of holdover beyond 2 months. The acceptance of Rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the Surrender Date shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including reasonable attorneys’ fees, incurred by Landlord as a result of such holdover. The provisions of this Section shall not constitute a waiver by Landlord of any right of reentry as set forth in this Lease; nor shall receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord’s right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant’s part to be performed. No option to extend this Lease shall have been deemed to have occurred by Tenant’s holdover, and any and all options to extend this Lease or expand the Premises shall be deemed terminated and of no further effect as of the first date that Tenant holds over. In addition, if Tenant fails to vacate and surrender the Premises as herein required, Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising out of or from or related to such failure, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and reasonable attorneys’ fees; provided, however, Tenant’s indemnification obligation shall not include consequential damages unless and until Tenant holds over for 30 days after the Surrender Date. Tenant’s obligation to pay Rent and to perform all other Lease obligations for the period up to and including the Surrender Date, and the provisions of this Section, shall survive the Expiration Date. In no way shall the remedies of Landlord set forth above be construed to constitute liquidated damages for Landlord’s losses resulting from Tenant’s holdover. (b) Prior to the Surrender Date, Tenant, at Tenant’s expense, shall remove from the Premises Tenant’s Property (exclusive of any telephone, security, and communications equipment system wiring and cabling, which Tenant shall have no obligation to remove so long as the same are bundled, labeled, and stored within the flooring, ceiling, or walls of the Premises, as applicable), and restore in a good and workpersonlike manner any damage to the Premises and/or the Building caused by such removal or replace the damaged component of the Premises and/or the Building if such component cannot be

32 restored as aforesaid as reasonably determined by Landlord. Notwithstanding the foregoing, and except as provided above, Tenant shall not be required to remove a Specialty Alteration if at the time Tenant requests Landlord’s consent to such Specialty Alteration, Tenant provides Landlord with written notification that Tenant desires to not be required to remove such Specialty Alteration and Landlord consents in writing to Tenant’s non-removal request. A “Specialty Alteration” means an Alteration or Leasehold Improvement (other than lighting fixtures) that: (i) Landlord required to be removed in connection with Landlord’s consent to making such Alteration or Leasehold Improvement (provided this clause (i) shall not apply if Landlord’s consent is not required under this Lease); and (ii) is not Building standard, including without limitation kitchens (other than a pantry installed for the use of Tenant’s employees only), executive restrooms, computer room installations, supplemental HVAC equipment and components, safes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, non-Building- standard life safety systems, security systems, specialty door locksets (such as cipher locks), and any demising improvements done by or on behalf of Tenant after the Commencement Date. If Tenant fails to remove any of Tenant’s Property as required herein, the same shall be deemed abandoned and Landlord, at Tenant’s expense, may remove and dispose of same and repair and restore any damage caused thereby, or, at Landlord’s election, such Tenant’s Property shall become Landlord’s property. Tenant shall not remove any Alteration or Leasehold Improvement from the Premises without the prior written consent of Landlord. 19. RULES AND REGULATIONS. Tenant covenants that Tenant and Tenant Agents shall comply with the rules and regulations set forth on Exhibit E attached hereto. Landlord shall have the right to rescind and/or augment any of the rules and regulations and to make such other and further written rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees, and invitees, which when delivered to Tenant shall be binding upon Tenant in a like manner as if originally prescribed. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control. Landlord shall not have any liability to Tenant for any failure of any other tenants to comply with any of the rules and regulations. Landlord shall use commercially reasonable efforts to enforce the rules and regulations equally against all tenants and occupants of the Building, subject to the terms of applicable leases. 20. GOVERNMENTAL REGULATIONS. (a) Landlord represents to Tenant to its current actual knowledge, without independent investigation or inquiry, that as of the date of execution of this Lease, no Hazardous Material is present on the Premises or the soil or groundwater thereof that would require reporting to governmental authorities and remediation under applicable Laws. Tenant shall not at any time use, generate, manufacture, refine, transport, treat, store, handle, dispose, bring, or otherwise cause to be brought or permit any Tenant Agent to bring, in, on, or about any part of the Project, any hazardous waste, solid waste, hazardous substance, toxic substance, petroleum product or derivative, asbestos, polychlorinated biphenyl, hazardous material, pollutant, contaminant, or similar material or substance as defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (CERCLA), or now or hereafter defined or regulated as such by any other Law (“Hazardous Material”). Notwithstanding any expiration or termination of this Lease, Tenant shall indemnify and hold harmless Landlord and Landlord Indemnitees from and against any and all claims, actions, damages, liabilities, and expenses (including all reasonable costs and expenses (including reasonable attorneys’ fees)) to the extent arising out of or from or related to the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored, or disposed of by Tenant or any Tenant Agent in or about the Project, whether before or after the Commencement Date. Notwithstanding the foregoing, during the Term Tenant shall be permitted to bring onto the Premises office cleaning supplies and products normally found in modern offices provided Tenant

33 only brings a reasonable quantity of such supplies and products onto the Premises and Tenant shall at all times comply with all Laws pertaining to the storage, handling, use, disposal, and application of such supplies and products, and all Laws pertaining to the communication to employees and other third parties of any hazards associated with such supplies and products. Tenant shall not install any underground or above ground tanks on the Project. Tenant shall not cause or permit to exist any release, spillage, emission, or discharge of any Hazardous Material on or about the Project (“Release”). In the event of a Release, Tenant shall immediately notify Landlord both orally and in writing, report such Release to the relevant government agencies as required by applicable Law, and promptly remove the Hazardous Material and otherwise investigate and remediate the Release in accordance with applicable Law and to the satisfaction of Landlord. Landlord shall have the right, but not the obligation, to enter upon the Premises to investigate and/or remediate the Release in lieu of Tenant, and Tenant shall reimburse Landlord as Additional Rent for the costs of such remediation and investigation. Tenant shall promptly notify Landlord if Tenant acquires knowledge of the presence of any Hazardous Material on or about the Premises, except as Tenant is permitted to bring onto the Premises under this Lease. Landlord shall have the right at all reasonable times upon reasonable advance notice or, in the case of an emergency, at any time without notice, to inspect and assess the Premises for the purpose of determining whether Tenant is handling any Hazardous Material in violation of this Lease or applicable Law, or to ascertain the presence of any Release. This subsection shall survive the Expiration Date. (b) Tenant shall, and shall cause Tenant Agents to, use the Premises in compliance with all applicable Laws. Tenant shall comply with all present and future Laws concerning the use, occupancy, and condition of the Premises and all machinery, equipment, furnishings, fixtures, and improvements therein, all of which shall be complied with in a timely manner at Tenant’s sole cost and expense. Without limiting the generality of the foregoing, Tenant shall: (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including, but not limited to, state and local business licenses, and permits; and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents, and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes, gross receipts taxes, and other taxes, assessments, duties, impositions, and similar charges that are or may be assessed, levied, or imposed upon Tenant, Tenant’s business, or Tenant’s Property. Tenant shall also comply with all applicable Laws that do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial, governmental or regulatory action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant. (c) Notwithstanding anything to the contrary in this Lease, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Project into compliance with Laws as a result of: (i) Tenant’s particular use of the Premises or the use or occupancy of the Premises for other than general office use; (ii) Alterations or Leasehold Improvements; (iii) Tenant’s change in the use of the Premises; (iv) the manner of conduct of Tenant’s business or operation of its installations, equipment, or other property therein; (v) any cause or condition created by or at the request or direction of Tenant or any Tenant Agent, other than by Landlord’s performance of any work for or on behalf of Tenant; or (vi) breach of any of Tenant’s obligations hereunder, then Tenant shall bear all costs of bringing the Premises and/or Project into compliance with Laws, whether such costs are related to structural or nonstructural elements of the Premises or Project, and in such event Tenant at its sole cost and expense shall be solely responsible for taking any and all measures that are required to comply with such Laws concerning the Building and the Premises (including point of entry and means of ingress and egress thereto) and the business conducted therein.

34 (d) Except to the extent Tenant shall comply as set forth above, during the Term Landlord at its expense (subject to reimbursement to the extent permitted under Section 5) shall take steps necessary to comply with all applicable Laws to the extent applicable directly to the Building structure and systems or the Common Areas. (e) Each party hereto hereby acknowledges and agrees that it will not knowingly violate any applicable Laws regarding bribery, corruption, and/or prohibited business practices as they concern each such party’s respective activities under or in connection with this Lease, and each such party will be solely responsible for and will hold harmless the other party from and against any claims or liabilities in connection with any of such responsible party’s own violations of any such Laws. 21. NOTICES. Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand will be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service (for example, Federal Express, UPS, and USPS) with evidence of receipt required for delivery; (iii) delivered by registered or certified mail, return receipt requested, postage prepaid; or (iv) if an email address is provided by the recipient, emailed with confirmation of receipt by the recipient and a simultaneous copy sent by one of the methods set forth in clauses (i) through (iii) above; in all such cases addressed to the parties at the addresses set forth below. Each such notice will be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Each party has the right to change its address for notices (provided such new address is in the continental United States) by a writing sent to the other party in accordance with this Section, and each party will, if requested, within 10 days confirm to the other its notice address. Notices from Landlord may be given by either an agent or attorney acting on behalf of Landlord. Tenant: BlackSky Holdings, Inc. Attn: General Counsel 2411 Dulles Corner Park Herndon, VA 20171 Email: legal@blacksky.com Landlord: 2411 Dulles Corner Metro Owner LLC c/o Brandywine Realty Trust Attn: Legal Notices/Legal Dept., RE: Building R360 Cira Centre 2929 Arch St., Suite 1800 Philadelphia, PA 19104 Phone: 610-325-5600 Email: Legal.Notices@bdnreit.com With copies to: 2411 Dulles Corner Metro Owner LLC 500 Boylston Street, Floor 21 Boston, MA 02116 Attn: Joe Goldman And: Gibson, Dunn & Crutcher, LLP 333 Grand Avenue Los Angeles, California 90071 Attention: Jesse Shapiro Email: jshapiro@gibsondunn.com Notwithstanding anything to the contrary in this Lease, billing statements and the like may be sent by regular mail or electronic means (such as email) to Tenant’s billing contact without copies. Tenant’s billing contact: BlackSky Holdings, Inc. Attn: Accounts Payable 2411 Dulles Corner Park

35 Herndon, VA 20171 Email: ap@blacksky.com For informational purposes, Tenant’s current contacts for the following are set forth below, and Tenant shall endeavor to notify Landlord in writing of any changes to this information: (1) Tenant insurance certificates: Attn: Compliance 2411 Dulles Corner Park Herndon, VA 20171 Email: compliance@blacksky.com (2) Tenant property management issues: 2411 Dulles Corner Park Herndon, VA 20171 Email: legal@blacksky.com 22. BROKERS. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than Cushman & Wakefield, representing Landlord, and Broker, representing Tenant. Each party shall indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. Landlord shall pay Broker a commission in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and Broker. This Section shall survive the Expiration Date. 23. LANDLORD’S LIABILITY. No Landlord shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such Landlord was not the owner of the Building or a landlord’s interest therein. Upon request and without charge, Tenant shall attorn to any successor to Landlord’s interest in this Lease provided such transferee assumes the obligations of Landlord hereunder that arise from and after the date of the transfer. Landlord may transfer its interest in the Building without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms of this Lease. Upon any sale of the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease provided such transferee assumes the obligations of Landlord hereunder that arise from and after the date of the transfer. No officer, director, member, or employee of Landlord shall have any personal liability under any of the terms, conditions, or covenants of this Lease. Tenant and Tenant Agents shall look solely to the equity of Landlord in the Building and/or the net sales, insurance and/or condemnation proceeds actually received therefrom for the satisfaction of any claim, remedy, or cause of action of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Project, this Lease, or anything related to either, including without limitation as a result of the breach of any Section of this Lease by Landlord. In addition, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof or the relationship between the parties, against any past, present, or future Landlord Indemnitee (other than Landlord), whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the Landlord Indemnitees (other than Landlord). 24. RELOCATION. Intentionally omitted. 25. GENERAL PROVISIONS.

36 (a) Provided there is not an Event of Default, including the payment of Rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone lawfully or equitably claiming by, through, or under Landlord, under and subject to the terms and conditions of this Lease and of any mortgages and deeds of trust now or hereafter affecting all or any portion of the Premises. (b) Subject to the terms and provisions of Section 10, the respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns. (c) This Lease shall be governed in accordance with the Laws of the State, without regard to choice of law principles. Landlord and Tenant hereby consent to the exclusive jurisdiction of the state and federal courts located in the jurisdiction in which the Project is located. (d) In connection with any litigation or arbitration arising out of this Lease, Landlord or Tenant, whichever is the prevailing party as determined by the trier of fact in such litigation, shall be entitled to recover from the other party all reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including reasonable attorneys’ fees. If Landlord is compelled to engage the services of attorneys (either outside counsel or in-house counsel) to enforce the provisions of this Lease, to the extent that Landlord incurs any cost or expense in connection with such enforcement, the sum or sums so paid or billed to Landlord, together with all interest, costs and disbursements, shall be due from Tenant immediately upon receipt of an invoice therefor following the occurrence of such expenses. If, in the context of a bankruptcy case, Landlord is compelled at any time to incur any expense, including attorneys’ fees, in enforcing or attempting to enforce the terms of this Lease or to enforce or attempt to enforce any actions required under the Bankruptcy Code to be taken by the trustee or by Tenant, as debtor- in-possession, then the sum so paid by Landlord shall be awarded to Landlord by the Bankruptcy Court and shall be immediately due and payable by the trustee or by Tenant’s bankruptcy estate to Landlord in accordance with the terms of the order of the Bankruptcy Court. (e) This Lease, which by this reference incorporates all exhibits, riders, schedules, and other attachments hereto, supersedes all prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all of the agreements, conditions, understandings, representations, and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Whenever placed before one or more items, the words “include”, “includes”, and “including” shall mean considered as part of a larger group, and not limited to the item(s) recited. Except to the extent expressly set forth otherwise in this Lease, neither Landlord, nor anyone acting on Landlord’s behalf, has made any representation, warranty, estimation, or promise of any kind or nature whatsoever, and Landlord disclaims any implied representations or warranties, relating to the condition of the Project or any part thereof including the Premises, or the land under the Building or suitability, including without limitation, the fitness of the Premises for Tenant’s intended use, the indoor air quality, and the environmental condition. If any provisions of this Lease are held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect. (f) TIME IS OF THE ESSENCE UNDER ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS. (g) If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except, with respect to Tenant, its obligations to pay Rent, the giving of notice with respect to

37 the exercise of a Lease option, and surrender of the Premises as and when required under this Lease) due to fire or other casualty (or reasonable delays in the adjustment of insurance claims), acts of terrorism, war, pandemic, or other emergency (including severe weather emergency), governmental delay beyond what is commercially reasonable (provided the party claiming the delay provides reasonable evidence to the other party that the party claiming the delay is diligently pursuing the approval or permit that is the subject of the governmental delay), inability to obtain any materials or services, acts of God, strike, lockout or other labor dispute, orders or regulations of any federal, state, county or municipal authority, embargoes, or any other cause beyond such party’s reasonable control (whether or not foreseeable or similar or dissimilar to the foregoing events) (each, a “Force Majeure Event”), then the time for performance of such obligation shall be excused for the period of such delay or prevention (and such party shall not be deemed in default with respect to the performance of its obligations) and extended for a period equal to the period of such delay or prevention. Financial disability or hardship shall never constitute a Force Majeure Event. No such inability or delay due to a Force Majeure Event shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to the other party, or injury to or interruption of the other party’s business, or otherwise. (h) Excepting payments of Fixed Rent, Operating Expenses, and utilities (which are to be paid as set forth in Sections 4, 5, and 6) and unless a specific time is otherwise set forth in this Lease for any Tenant payments, all amounts due from Tenant to Landlord shall be paid by Tenant to Landlord as Additional Rent within 30 days after receipt of an invoice therefor. (i) Unless Tenant’s financials are publicly available online at no cost to Landlord, within 10 business days after written request by Landlord (but not more than once during any 12-month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position, or in the event of a sale, financing, or refinancing by Landlord of all or any portion of the Project), Tenant shall furnish to Landlord, Mortgagee, or Landlord’s prospective mortgagee or purchaser, reasonably requested financial information. In connection therewith and upon Tenant’s request, Landlord and Tenant shall execute a mutually acceptable confidentiality agreement on Landlord’s form therefor. (j) Tenant represents and warrants to Landlord that: (i) Tenant was duly organized and is validly existing and in good standing under the Laws of the jurisdiction set forth for Tenant in the first sentence of this Lease; (ii) Tenant is legally authorized to do business in the State; (iii) the person(s) executing this Lease on behalf of Tenant is(are) duly authorized to do so; and (iv) Tenant has the full corporate or partnership power and authority to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. From time to time upon Landlord’s request, Tenant will provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord authorizing the execution of this Lease at the time of such execution. (k) Intentionally omitted. (l) Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto shall defend, indemnify, and

38 hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations shall survive the Expiration Date. (m) Except as set forth in this paragraph, neither Tenant nor Landlord shall issue, or permit any broker, representative, or agent representing either party in connection with this Lease to issue: (i) any press release; or (ii) any other public disclosure regarding the specific terms of this Lease (or any amendments or modifications hereof), without the prior written approval of the other party. The parties acknowledge that the transaction described in this Lease and the terms thereof (but not the existence thereof) are of a confidential nature and shall not be disclosed except to such party’s employees, attorneys, accountants, consultants, advisors, affiliates, and actual and prospective purchasers, lenders, investors, subtenants and assignees (collectively, “Permitted Parties”), and except as, in the good faith judgment of Landlord or Tenant, may be required to enable Landlord or Tenant to comply with its obligations under Law (and, to the extent such disclosure is being made in compliance with Law, upon prior notice to the other party to the extent permitted). In connection with the negotiation of this Lease and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have had access to confidential information relating to the other party. Each party shall treat such information and shall cause its Permitted Parties to treat such confidential information as confidential, and shall preserve the confidentiality thereof, and not duplicate or use such information, except by Permitted Parties. Notwithstanding the foregoing, Landlord shall have the right, to the extent required to be disclosed by Landlord or Landlord’s affiliates in connection with filings required by applicable Laws, including the Securities and Exchange Commission (“SEC”), and similar regulatory frameworks, without notice to Tenant to include in such securities filings general information relating to this Lease, including, without limitation, Tenant’s name, the Building, and the square footage of the Premises. (n) Neither Tenant, nor anyone acting through, under, or on behalf of Tenant, shall have the right to record this Lease, nor any memorandum, notice, affidavit, or other writing with respect thereto, or otherwise file this Lease with any governmental authority. (o) Tenant shall not claim any money damages by way of setoff, counterclaim, or defense, based on any claim that Landlord unreasonably withheld its consent, in which case Tenant’s sole and exclusive remedy shall be an action for specific performance, injunction, or declaratory judgment. (p) All requests made to Landlord to perform repairs or furnish services, supplies, utilities, or freight elevator usage (if applicable), shall be made online to the extent available (currently such requests shall be made via https://connect.brandywinerealty.com/, as the same may be modified by Landlord from time to time) otherwise via email or written communication to Landlord’s property manager for the Building. Whenever Tenant requests Landlord to take any action not required of Landlord under this Lease or give any consent required or permitted to be given by Landlord under this Lease (for example, a request for a Transfer consent, a consent to an Alteration, or a subordination of Landlord’s lien, but other than a request for services, supplies, or utilities which is governed by Section 7(b)), Tenant shall pay to Landlord for Landlord’s administrative and/or professional costs in connection with each such action or consent Landlord’s reasonable costs incurred by Landlord in reviewing and taking the proposed action or consent, including reasonable attorneys’, engineers’ and/or architects’ fees (as applicable), plus the Administrative Fee. The foregoing amount shall be paid by Tenant to Landlord within 30 days after Landlord’s delivery to Tenant of an invoice for such amount. Tenant shall pay such amount without regard to whether Landlord takes the requested action or gives the requested consent. (q) Tenant acknowledges and agrees that Landlord shall not be considered a “business associate” for any purpose under the Health Insurance Portability and Accountability Act of 1996 and all

39 related implementing regulations and guidance. (r) Tenant shall cause any work performed on behalf of Tenant to be performed by contractors who work in harmony, and shall not interfere, with any labor employed by or on behalf of Landlord or Landlord’s contractors. If at any time any of the contractors performing work on behalf of Tenant does not work in harmony or interferes with any labor employed by or on behalf of Landlord, other tenants, or their respective mechanics or contractors, then the permission granted by Landlord to Tenant for such contractors to do or cause any work to be done in or about the Premises may be withdrawn by Landlord with 48 hours’ written notice to Tenant. (s) This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The submission of this Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall not be binding nor shall either party have any obligations or liabilities or any rights with respect hereto, or with respect to the Premises, unless and until both parties have executed and delivered this Lease. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission shall constitute effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted and/or produced electronically shall be deemed to be their original signature for all purposes. (t) Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice or, in the case of an emergency, at any time without notice. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, whenever exercising its rights under this Section 25(t), Landlord shall do so, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Building in response to an actual, suspected, perceived, or publicly or privately announced health or security threat. (u) If more than one person or entity executes this Lease as Tenant, each of them is jointly and severally liable for the keeping, observing, and performing of all of the terms, covenants, conditions, provisions, and agreements of this Lease to be kept, observed, and performed by Tenant. (v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE AS AMENDED FROM TIME TO TIME, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE BUILDING, ANY CLAIM OR INJURY OR DAMAGE, OR ANY EMERGENCY OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. TENANT WAIVES ANY RIGHT TO RAISE ANY NONCOMPULSORY COUNTERCLAIM IN ANY SUMMARY OR EXPEDITED ACTION OR PROCEEDING INSTITUTED BY LANDLORD. LANDLORD, TENANT, ALL GUARANTORS, AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM, OR POWER UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT. 26. REIT.

40 (a) Tenant recognizes and acknowledges that Landlord (and/or direct or indirect owners of Landlord) is or may from time to time seek to qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”) or be subject to tax on unrelated business taxable income as defined in the Code. Tenant agrees to promptly provide such information in its possession or reasonably available to it as Landlord reasonably requests in order to determine whether Landlord’s receipt of any income derived or to be derived under any provision of this Lease may not constitute “rents from real property” as defined for purposes of Section 856(d) of the Code or for purposes of Section 512(b) of the Code, or otherwise adversely affect the status of Landlord or its direct or indirect owners under the real estate investment trust or unrelated business taxable income provisions of the Code (each, an “Adverse Event”). If Landlord determines in good faith that this Lease or any document contemplated hereby presents an undue risk of an Adverse Event, Tenant agrees upon written notice from Landlord to reasonably cooperate with Landlord in avoiding such Adverse Event, including but not limited to entering into an amendment or modification of this Lease and entering into such other agreements (including with Landlord’s designees) as Landlord in good faith deems necessary to avoid or minimize the effect of an Adverse Event. Except as provided in Section 26(c) below, any such cooperation shall be structured so that equivalent payments (in economic terms) are paid by Tenant and so that Tenant does not, to more than a de minimis extent, have materially greater obligations or receive materially diminished services, or services of a materially lesser quality, than it was entitled to receive under this Lease without such cooperation. (b) Without limiting Landlord’s rights under Section 10: (i) Tenant expressly covenants and agrees not to enter into any sublease or assignment of the Premises that provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises; (ii) Landlord may waive the receipt of any amount payable to Landlord under this Lease and such waiver shall constitute an amendment or modification of this Lease with respect to such payment; and (iii) if Landlord determines that either Tenant has not fulfilled its obligations under this Section 26 or that avoiding an Adverse Event is not commercially feasible or reasonable, then Landlord shall have the option to terminate this Lease upon 90 days’ prior written notice to Tenant. If such notice shall be given, then this Lease shall terminate on the 90th day after the date of such notice, all with the same force and effect as if such date had been the Expiration Date specified in this Lease. The parties agree to execute such further instrument as may reasonably be required by Landlord in order to give effect to the foregoing provisions of this Section 26. (c) To the maximum extent permitted by law, Tenant shall indemnify and save harmless Landlord and its direct and indirect members, managers, partners, directors, officers, agents, and employees, from and against any and all claims, expenses, or liabilities of whatever nature arising directly or indirectly out of or from or related to any breach of this Section 26, the inaccuracy of any written information provided to Landlord in connection with this Section 26, or Landlord consenting to any transaction requiring Landlord’s consent under this Lease. The indemnification set forth in this Section 26 shall survive the expiration or termination of this Lease. 27. EXTENSION OPTION. (a) Provided: (i) no Event of Default exists nor any condition exists that, as the result of notice previously given by Landlord and/or the passage of time, would constitute an Event of Default; (ii) this Lease is in full force and effect; (iii) Tenant is the originally named Tenant or a Permitted Transferee; and (iv) Tenant (and not a subtenant) or a Permitted Transferee is occupying and paying full

41 Rent on 100% of the Premises for the conduct of Tenant’s business, Tenant shall have the right to extend the Term (“Extension Option”) for 60 months beyond the end of the Initial Term (“Extension Term”) by delivering Tenant’s written extension election notice (“Extension Notice”) to Landlord no later than the Extension Deadline and no earlier than 6 months prior to the Extension Deadline, with time being of the essence. “Extension Deadline” means the date that is 12 months prior to the expiration of the Initial Term. If an Event of Default exists at any time after Landlord receives the Extension Notice but before the first day of the Extension Term, then Landlord, at Landlord’s option, shall have the right to nullify Tenant’s exercise of the Extension Option. The terms and conditions of this Lease during the Extension Term shall remain unchanged except Tenant shall only be entitled to the one Extension Term provided above, the annual Fixed Rent for the Extension Term shall be the Extension Rent (as defined below), the Expiration Date shall be the last day of the Extension Term (or such earlier date of termination of this Lease pursuant to the terms hereof), and, except to the extent reflected in the Extension Rent, Landlord shall have no obligation to perform any tenant improvements to the Premises or provide any tenant improvement allowance to Tenant. Upon Tenant’s delivery of the Extension Notice, Tenant may not thereafter revoke its exercise of the Extension Option. Notwithstanding anything to the contrary in this Lease, Tenant shall have no right to extend the Term other than or beyond the one, 60-month Extension Term described in this paragraph. (b) “Extension Rent” means the fair market extension term base rent for space comparable to the Premises in comparable buildings in the market in which the Building is located. In determining the Extension Rent, Landlord, Tenant and any broker shall take into account all relevant factors including, without limitation, prevailing market allowances and concessions for renewing tenants, space measurement methods and loss factors, the lease term, the size of the space, the location of the building(s), parking charges, the amenities offered at the building(s), the age of the building(s), and whether Project Expenses and other pass-through expenses are on a triple net, base year, expense stop or other basis. In lieu of directly providing any prevailing market allowances and/or concessions, Landlord may elect to reduce the Extension Rent by the economic equivalent thereof to reflect the fact that such allowances and concessions were not provided directly to Tenant. During the Extension Term, Tenant shall not be entitled to any tenant improvement allowances, free rent periods, or other economic concessions (if any) that Tenant was entitled to during the prior Term, except to the extent such items are indirectly incorporated into the Extension Rent as set forth in this Section. When the Extension Rent is being determined for the first year of the Extension Term, the Extension Rent for the second and all subsequent years of the Extension Term shall also be determined in accordance with the same procedures as are set forth herein and based upon the then-prevailing annual rent escalation factor in the applicable leasing market. (c) If Tenant timely exercises the Extension Option and Landlord and Tenant do not agree upon the Extension Rent in writing by the date that is the later of 30 days after Landlord’s receipt of the Extension Notice or 3 months prior to the Extension Deadline, then within 15 days after either party notifies the other in writing that such notifying party desires to determine the Extension Rent in accordance with the procedures set forth in this Section, Landlord and Tenant shall each deliver to the other party a written statement of such delivering party’s determination of the Extension Rent, together with such supporting documentation as the delivering party desires to deliver. Within 10 days after such 15-day period, Landlord and Tenant shall appoint a licensed real estate broker having a minimum of 10 years’ experience in commercial office leases in the market in which the Building is located who shall select either Landlord’s determination or Tenant’s determination, whichever the broker finds more accurately reflects the Extension Rent. The broker shall be instructed to notify Landlord and Tenant of such selection within 10 days after such broker’s appointment. The broker shall have no power or authority to select any Extension Rent other than the Extension Rent submitted by Landlord or Tenant nor shall the broker have any power or authority to modify any of the provisions of this Lease, and the decision of the broker shall be final and binding upon Landlord and Tenant. If Landlord and Tenant do not timely agree in writing upon the appointment of the broker, Landlord shall submit to Tenant the names of three qualified brokers licensed

42 and having a minimum of 10 years’ experience in the market in which the Building is located who have not previously done business with Landlord, and Tenant shall have 10 days after receiving such names to notify Landlord of which of the 3 brokers Tenant selects to determine the Extension Rent. If Tenant fails to timely notify Landlord of Tenant’s selection, Landlord shall have the right to unilaterally appoint the broker. The fee and expenses of the broker shall be shared equally by Landlord and Tenant. (d) Upon Tenant’s timely and proper exercise of the Extension Option pursuant to the terms above and satisfaction of the above conditions: (i) the “Term” shall include the Extension Term, subject only to the determination of Extension Rent; and (ii) upon Landlord’s request, Tenant shall execute prior to the expiration of the then-expiring Term, an appropriate amendment to this Lease, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the extension of the Term for the ensuing Extension Term (provided Tenant’s failure to execute such amendment shall not negate the effectiveness of Tenant’s exercise of the Extension Option). 28. TERMINATION OPTION. Provided: (i) no Event of Default exists nor any condition exists that, as the result of notice previously given by Landlord and/or the passage of time, would constitute an Event of Default; (ii) this Lease is in full force and effect; (iii) Tenant is the originally named Tenant or a Permitted Transferee; and (iv) Tenant has not expanded the Premises after the Commencement Date (other than in connection with the ROFO (as defined below) prior to the 56-month anniversary of the Commencement Date), Tenant has the right to terminate this Lease effective at 11:59 p.m. on the Termination Date, in accordance with and subject to each of the following terms and conditions (“Termination Option”). “Termination Date” means the day immediately prior to the 104th-month anniversary of the Commencement Date. If Tenant desires to exercise the Termination Option, Tenant must give to Landlord irrevocable written notice of Tenant’s exercise of the Termination Option (“Termination Notice”), together with the Termination Payment (as defined below). The Termination Notice and the Termination Payment must be received by Landlord no later than the date that is 12 calendar months prior to the Termination Date, failing which the Termination Option is deemed waived (provided Landlord reserves the right to waive in writing the requirement that Tenant fully and/or timely pay the Termination Payment). “Termination Payment” means the sum of: the unamortized (amortized on a straight-line basis over the Initial Term with interest at 7%) amount as of the Termination Date of the following in connection with this Lease and any amendment to this Lease: (i) brokerage commissions and reasonable attorneys’ fees paid by Landlord; (ii) rent concessions; and (iii) any and all allowances to Tenant, including without limitation the Improvement Allowance (as defined in Exhibit C); provided, however, Tenant acknowledges and agree that Landlord may modify the amount of the Termination Payment in connection with Tenant’s exercise of the ROFO. Tenant’s payment of the Termination Payment is a condition precedent to the termination of this Lease on the Termination Date, and such obligation survives the Expiration Date. Tenant acknowledges and agrees that the Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant. The Termination Payment is payable only by wire transfer or ACH. Time is of the essence with respect to the dates and deadlines set forth herein. Notwithstanding the foregoing, if at any time during the period on or after the date of the Termination Notice, up to and including the Termination Date, there is an Event of Default, then Landlord may elect, but is not obligated, by written notice to Tenant to cancel and declare null and void Tenant’s exercise of the Termination Option, in which case this Lease shall continue in full force and effect for the full Term unaffected by Tenant’s exercise of the Termination Option. As of the date Tenant delivers the Termination Notice, any and all unexercised rights or options of Tenant to extend the Term or expand the Premises (whether expansion options, rights of first refusal, rights of first offer, or otherwise), and any and all outstanding tenant improvement allowance not properly claimed by Tenant in accordance with this Lease shall immediately terminate and are automatically, without further action required by any party, null and void and of no force or effect. If Tenant timely and properly exercises the Termination Option in accordance with this paragraph and Landlord has not negated the effectiveness of Tenant’s exercise of the Termination Option pursuant to the foregoing, this Lease and the Term shall come to an end on the

43 Termination Date with the same force and effect as if the Term were fixed to expire on such date, the Expiration Date shall be the Termination Date, and the terms and provisions of Section 18 shall apply. Landlord shall provide Tenant with the amount of the Termination Payment within 10 business days of Tenant’s request therefor, which request may be made not sooner than 6 months after the Commencement Date; provided, however, Tenant acknowledges and agrees that Landlord may modify the amount of the Termination Payment in connection with Tenant’s exercise of the ROFO. 29. RIGHT OF FIRST OFFER. (a) Provided: (i) no Event of Default exists or any condition exists which, as the result of notice previously given by Landlord and/or the passage of time would constitute an Event of Default; (ii) this Lease is in full force and effect; (iii) Tenant is the originally named Tenant or a Permitted Transferee; and (iv) Tenant (and not a subtenant) or a Permitted Transferee is occupying and paying full Rent on 100% of the Premises for the conduct of Tenant’s business, then following receipt of Tenant’s written request at any time after the Commencement Date, Landlord shall notify Tenant in writing (“Landlord’s ROFO Notice”) when any rentable space located contiguous to the Premises and on the same floor as the Premises (“Potential ROFO Space”) becomes available to lease (as defined below) from Landlord or Landlord reasonably anticipates that such space will become available to lease from Landlord prior to the last 36 months of the Initial Term. Landlord’s ROFO Notice shall identify the portion of the Potential ROFO Space that is available to lease (such identified space, “ROFO Space”), and include the anticipated availability date and basic fair market economic terms for the lease of the ROFO Space and, subject to the terms and provisions of this Section, Tenant shall have the one-time right (“ROFO”) to lease all (but not less than all) of the ROFO Space by delivering Tenant’s written notice of such election to Landlord (“Tenant’s ROFO Notice”) within five (5) business days after Tenant’s receipt of Landlord’s ROFO Notice; provided, however, Tenant’s ROFO Notice must also state that Tenant is waiving the Termination Option if the date of Tenant’s ROFO Notice or the date Tenant leases the ROFO Space occurs after the 56-month anniversary of the Commencement Date. (b) Upon Tenant’s delivery of Tenant’s ROFO Notice, Tenant may not thereafter revoke Tenant’s exercise of the ROFO. If an Event of Default exists at any time after Landlord receives Tenant’s ROFO Notice but before the first day that Tenant commences to lease the ROFO Space, Landlord, at Landlord’s option, shall have the right to nullify Tenant’s exercise of the ROFO with respect to the ROFO Space. If Tenant notifies Landlord that Tenant elects not to lease the ROFO Space or if Tenant fails to timely deliver Tenant’s ROFO Notice to Landlord with respect thereto, then Landlord shall have the right to enter into a lease agreement(s) for the ROFO Space under one or more leases containing such terms as Landlord deems acceptable in Landlord’s sole discretion, and the ROFO shall be void and have no further force or effect with respect to such space; provided, however, the ROFO shall survive with respect to the balance of the Potential ROFO Space. (c) The ROFO shall be subject, subordinate, and in all respects inferior to the rights of any third-party tenant leasing space at the Building as of the date of this Lease. Landlord may at any time choose to use any space that is or about to become vacant within the Building for marketing or property management purposes, or as a Building amenity or Common Area such as a fitness center or conference area, or to lease such space to an existing tenant of Landlord in connection with the relocation of such tenant, without in any such case notifying or offering such space to Tenant or giving rise to any right of Tenant hereunder. Space is “available to lease” if and when: (i) the lease for any tenant of all or a portion of the space expires (after any extensions of such tenant’s term, whether by option or agreement) or is otherwise terminated, provided space shall not be deemed to be or become available if the space is assigned or subleased by the tenant of the space, or relet by the tenant or subtenant of the space by renewal, extension, or new lease; and (ii) to the extent that all or a portion of the Potential ROFO Space is available to lease from Landlord as of the date of this Lease, Landlord has entered into a lease with a third-party tenant for

44 such currently available ROFO Space after the date of this Lease and the term of that lease has expired (including, without limitation, the expiration of any lease term extension period(s), regardless of whether the extension right or agreement is contained in such lease or is agreed to at any time by Landlord and the tenant under such lease or otherwise) or been terminated. (d) (i) Fixed Rent for the first year that Tenant leases the ROFO Space shall be at the ROFO Rent (as defined below) multiplied by the number of rentable square feet in the ROFO Space. When Fixed Rent for the first year that Tenant will lease the ROFO Space is being determined, Fixed Rent for the second and all subsequent years that Tenant will lease the ROFO Space shall also be determined (in accordance with the same procedures as are set forth herein for determining the ROFO Rent) based upon the then-prevailing annual rent escalation factor in the applicable leasing market. (ii) “ROFO Rent” means the fair market expansion base rent for space comparable to the ROFO Space in comparable buildings in the market in which the Building is located. In determining the ROFO Rent, Landlord, Tenant and any broker shall take into account all relevant factors including, without limitation, prevailing market allowances and concessions for expanding tenants, space measurement methods and loss factors, the lease term, the size of the space, the location of the building(s), the amenities offered at the building(s), the age of the building(s), and whether operating expenses and other pass-through expenses are on a triple net, base year, expense stop or other basis. In lieu of directly providing any prevailing market allowances and/or concessions, Landlord may elect to reduce the ROFO Rent by the economic equivalent thereof to reflect the fact that such allowances and concessions were not provided directly to Tenant. (iii) If Landlord and Tenant do not agree upon the ROFO Rent in writing within 20 days after Landlord receives Tenant’s ROFO Notice, then within 15 days after either party notifies the other in writing that such notifying party desires to determine the ROFO Rent in accordance with the procedures set forth in this Section, Landlord and Tenant shall each deliver to the other party a written statement of such delivering party’s determination of the ROFO Rent, together with such supporting documentation as the delivering party desires to deliver. Within 10 days after such 15-day period, Landlord and Tenant shall appoint a real estate broker having a minimum of 10 years’ experience in the market in which the Building is located who shall select either Landlord’s determination or Tenant’s determination, whichever the broker finds more accurately reflects the ROFO Rent. The broker shall be instructed to notify Landlord and Tenant of such selection within 10 days after such broker’s appointment. The broker shall have no power or authority to select any ROFO Rent other than the ROFO Rent submitted by Landlord or Tenant nor shall the broker have any power or authority to modify any of the provisions of this Lease, and the decision of the broker shall be final and binding upon Landlord and Tenant. If Landlord and Tenant do not timely agree in writing upon the appointment of the broker, Landlord shall submit to Tenant the names of 3 qualified brokers with a minimum of 10 years’ experience in the market in which the Building is located, and Tenant shall have 10 days after receiving such names to notify Landlord of which of the 3 brokers Tenant selects to determine the ROFO Rent. If Tenant fails to timely notify Landlord of Tenant’s selection, Landlord shall have the right to unilaterally appoint the broker. The fee and expenses of the broker shall be shared equally by Landlord and Tenant. (e) Except to the extent expressly set forth in Landlord’s ROFO Notice to the contrary, if Tenant elects to lease the ROFO Space, such space shall become subject to this Lease upon the same terms and conditions as are then applicable to the original Premises, except that Tenant shall accept the ROFO Space in “AS IS” condition and Landlord shall have no obligation to make any improvements or alterations to the ROFO Space, and the term of Tenant’s lease of the ROFO Space shall be the term specified in Landlord’s ROFO Notice. Landlord shall determine the exact location of any demising walls (if any) for the ROFO Space. Tenant shall not be entitled to any tenant improvement allowances, free rent periods, or other special concessions granted to Tenant with respect to the original Premises. Upon Tenant’s leasing of

45 the ROFO Space, the “Premises” shall include the ROFO Space and, except as otherwise set forth in this Section, all computations made under this Lease based upon or affected by the rentable area of the Premises shall be recomputed to include the ROFO Space. (f) If Tenant timely exercises its right to lease the ROFO Space: (i) Tenant’s lease of the ROFO Space shall commence upon the later of: (A) the date of availability specified in Landlord’s ROFO Notice; or (B) the date Landlord tenders possession of the ROFO Space in vacant condition; (ii) the ROFO shall thereafter be null and void; and (iii) upon Landlord’s request, Tenant shall execute an appropriate new lease or amendment, in form and content reasonably satisfactory to both Landlord and Tenant, memorializing the expansion of the Premises as set forth in this Section (provided Tenant’s failure to execute such lease or amendment shall not negate the effectiveness of Tenant’s exercise of the ROFO). [SIGNATURES ON FOLLOWING PAGE]

[Signature Page] IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first-above stated. LANDLORD: 2411 DULLES CORNER METRO OWNER LLC By: _________________________ Name: _______________________ Title: ________________________ Date: ________________________ TENANT: BLACKSKY HOLDINGS, INC. By: _________________________ Name: _______________________ Title: ________________________ Date: ________________________ Exhibits: Exhibit A: Location Plan of Premises Exhibit B: Form of COLT Exhibit C: Leasehold Improvements Exhibit D: Cleaning Specifications Exhibit E: Rules and Regulations Exhibit F: Base Building Work Exhibit G: Form of LOC